CORPORATE REVOLVING AND TERM LOAN AGREEMENT

                                      AMONG

                                CERTAIN LENDERS,

                       HSBC SECURITIES, INC. AS ARRANGER,

                          MARINE MIDLAND BANK AS AGENT

                                       AND

                                    MOOG INC.




                         DATED AS OF NOVEMBER 30, 1998

                   CORPORATE REVOLVING AND TERM LOAN AGREEMENT


     This Agreement is made as of the 30th day of November 1998 among the lenders identified in Exhibit A attached to and made a part of this Agreement (collectively the "Lenders" and individually a "Lender"), HSBC Securities, Inc., a Delaware corporation having its chief executive office at 140 Broadway, New York, New York 10005, ("HSBC"), as arranger, Marine Midland Bank, a New York banking corporation having its chief executive office at One Marine Midland Center, Buffalo, New York 14203, ("Marine"), as agent for the Lenders, and Moog Inc., a New York business corporation having its chief executive office at Jamison Road and Seneca Street, East Aurora, New York 14052-0018, (the "Borrower").

     The Lenders, Marine as agent for the Lenders and the Borrower agree as follows:

     1. DEFINITIONS. For purposes of this Agreement:

     a. Accumulated Funding Deficiency. "Accumulated Funding Deficiency" has the meaning given to such term in Section 412(a) of the Internal Revenue Code.

     b. Acquisition. The "Acquisition" means the acquisition by the Borrower of all of the issued and outstanding shares of stock of Montek.

     c. Acquisition Document. "Acquisition Document" means, as may have heretofore been modified or supplemented, (i) a Stock Purchase Agreement, dated as of October 20, 1998, between the Borrower and Raytheon Aircraft Company pursuant to which the Borrower agrees to make the Acquisition, (ii) any exhibit or schedule referred to in such Stock Purchase Agreement or otherwise relating thereto or (iii) any agreement, instrument or other writing delivered or to be delivered pursuant to such Stock Purchase Agreement or in connection therewith.

     d. Affiliate. "Affiliate" means, other than the Borrower and all Subsidiaries, (i) any Person who or that now or hereafter has Control of or is now or hereafter under common Control with the Borrower or any Subsidiary or over whom or which the Borrower or any Subsidiary now or hereafter has Control,
(ii) any Person who is now or hereafter related by blood, adoption or marriage to any Person referred to in clause (i) of this sentence or now or hereafter resides in the same home as any such Person, (iii) any Person who is now or hereafter a director or officer of the Borrower or any Subsidiary or has functions with respect to the Borrower or any Subsidiary similar to those of a director or officer of a corporation or (iv) any Person who is now or hereafter related by blood, adoption or marriage to any Person referred to in clause (iii) of this sentence or now or hereafter resides in the same home as any such Person or over whom or which any such Person now or hereafter has Control.

     e. Agent. The "Agent means (i) Marine as agent for the Lenders or (ii) any direct or indirect successor to Marine as agent for the Lenders.

     f. Applicable Interest Margin. "Applicable Interest Margin" means (i) for the period beginning on the date of this Agreement and ending on the day on which is delivered to each Lending Entity the statement of income, balance sheet and certificate required pursuant to clauses (i), (ii) and (iv) of Section 7h with respect to the fiscal quarter of the Borrower containing the date that is the six-month anniversary of the date that the first Loan is made, 2% and (ii) for each day thereafter, the applicable margin corresponding to the ratio of Consolidated Total Debt to (A) in the case of any such day contained in the fiscal quarter of the Borrower ending the last Saturday in September, 1999, two times Consolidated Adjusted EBITDA for the two fiscal quarters of the Borrower ending June 30, 1999, (B) in the case of any such day contained in the fiscal quarter of the Borrower ending December 31, 1999, one and one-third times Consolidated Adjusted EBITDA for the three fiscal quarters of the Borrower ending the last Saturday in September, 1999 and (C) in the case of any such day thereafter, Consolidated Adjusted EBITDA for the four fiscal quarters of the Borrower preceding the fiscal quarter of the Borrower containing such day, as set forth below:

============================================================================

                                 Applicable Margin     Applicable Margin
    Ratio of Consolidated         for Libor Rate     for Marine Prime Rate
   Total Debt/Consolidated          Balances              Balances
      Adjusted EBITDA
----------------------------------------------------------------------------
Greater than 4.0                     2.25%                 1.25%
----------------------------------------------------------------------------
Greater than 3.5 and equal
to or less than 4.0                  2.00%                 1.00%
----------------------------------------------------------------------------
Greater than 3.0 and equal
to or less than 3.5                  1.75%                 0.75%
----------------------------------------------------------------------------
Greater than 2.5 and equal
to or less than 3.0                  1.50%                 0.50%
----------------------------------------------------------------------------
Equal to or less than 2.5            1.25%                 0.25%
============================================================================

     g. Bankruptcy Law. "Bankruptcy Law" means any bankruptcy or insolvency Law or any other Law relating to the relief of debtors, the readjustment, composition or extension of indebtedness, liquidation or reorganization.

     h. Business Day. "Business Day" means any day on which in New York, New York banks are open to conduct regular business.

     i.  CERCLA.  "CERCLA"  means  the  Comprehensive   Environmental  Response,
Compensation, and Liability Act of 1980, as amended.

     j. Collateral. "Collateral" means any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising, that now or hereafter directly or indirectly secures the repayment or payment of or is otherwise now or hereafter directly or indirectly applicable to any of the principal amount of any Loan, any interest payable pursuant to this Agreement or any other amount payable by the Borrower pursuant to any Loan Document.

     k. Commitment Percentage. "Commitment Percentage" means, with respect to any Lender, the percentage obtained by (i) dividing (A) the "Commitment Amount" shown opposite the name of such Lender in Exhibit A attached to and made a part of this Agreement by (B) $340,000,000 and (ii) multiplying the result by 100.

     l. Consolidated Adjusted EBITDA . "Consolidated Adjusted EBITDA" means, for any period, an amount equal to (i) the sum of the amounts for such period of (A) Consolidated Net Income, (B) Consolidated Interest Expense, (C) provisions for taxes based on income, (D) total depreciation expense, (E) total amortization expense and (F) other non-cash items reducing Consolidated Net Income minus (ii) other non-cash items increasing Consolidated Net Income for such period.

     m. Consolidated Capital Expenditures. "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures of the Borrower and all Subsidiaries during such period determined on a consolidated basis that may properly be classified as capital expenditures in conformity with generally accepted accounting principles, other than the purchase by Moog GmbH of a portion of its Plant 1 with proceeds of a deposit held by its landlord pursuant to its lease thereof which deposit, as of the date of this Agreement, is approximately DEM 3,000,000.

     n. Consolidated Fixed Charges. "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income and
(iii) regularly scheduled payments of principal of Debt, all of the foregoing as determined on a consolidated basis for the Borrower and all Subsidiaries in conformity with generally accepted accounting principles.

     o. Consolidated Interest Expense. "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to capital leases in accordance with generally accepted accounting principles and capitalized interest) of the Borrower and all Subsidiaries on a consolidated basis with respect to all outstanding indebtedness of the Borrower and all Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate agreements, but excluding, however, (i) amortization of discount and amortization of debt issuance costs and (ii) any amounts payable on or before the date of this Agreement.

     p. Consolidated Net Income. "Consolidated Net Income" means, for any period, (i) the net income (or loss) of the Borrower and all Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with generally accepted accounting principles, less
(ii) (A) the income (or loss) of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or a Subsidiary) has a joint interest, except to the extent of the amount of dividends or other Distributions actually paid to the Borrower or any Subsidiary by such Person during such period, (B) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or that Person's assets are acquired by the Borrower or any Subsidiary, (C) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar Distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order or Law applicable to that Subsidiary, (D) any after-tax gains or losses attributable to asset sales (other than any such gains or losses incurred in the ordinary course of business aggregating less than $500,000 during the fiscal year of the Borrower containing such period) or returned surplus assets of any Pension Plan and (E) (to the extent not included in clauses (A) through (D) above) any net extraordinary gains or net non-cash extraordinary losses.

     q. Consolidated Net Worth. "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of the Borrower and all Subsidiaries on a consolidated basis determined in conformity with generally accepted accounting principles.

     r. Consolidated Total Debt. "Consolidated Total Debt" means, as at any date of determination, the sum of (i) all Debt of the Borrower and all Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles less aggregate net cash balances of the Borrower and all Subsidiaries and (ii) Letters of Credit Outstanding (other than that portion of Letters of Credit Outstanding representing the aggregate undrawn face amount of Letters of Credit which are trade letters of credit issued with respect to the purchase and sale of goods by the Borrower or any Subsidiary).

     s. Control. "Control" means, with respect to any Person, whether direct or indirect, (i) the power to vote 20% or more (on a weighted basis) of the outstanding shares of stock of such Person ordinarily having the power to vote for the election of directors of such Person or 20% or more (on a weighted basis) of other ownership interests in such Person ordinarily having the power to vote for the election of, appoint or otherwise designate Persons having functions with respect to such Person similar to those of directors of a corporation or the power to direct or cause the direction of the management and policies of such Person, (ii) the beneficial ownership of 20% or more of the outstanding shares of stock of such Person or 20% or more of other ownership interests in such Person or (iii) the power to direct or cause the direction of the management and policies of such Person, whether by ownership of any stock or other ownership interest, by agreement or otherwise; provided, however, that no Pension Plan or employee stock ownership plan of the Borrower shall be considered to have Control of the Borrower or any Subsidiary.

     t. Debt. "Debt" means, with respect to any Person, any Indebtedness resulting from the borrowing of any money or from any deferral of payment for the acquisition or capital lease of any asset.

     u. Default. "Default" means (i) any default by the Borrower described in clause (i) or (iii) of Section lbb of this Agreement or (ii) the commencement of any case or other proceeding against the Borrower or any Subsidiary described in clause (v) or (vi) of Section lbb of this Agreement regardless of whether any notice, lapse of time or both notice and lapse of time otherwise required pursuant to such clause (i), (iii), (v) or (vi) has been given or occurred.

     v. Designated Officer. "Designated Officer" means the President, any Executive Vice President, the Treasurer or the Controller of the Borrower.

     w. Directly-Owned Foreign Subsidiary . "Directly-Owned Foreign Subsidiary" means any Foreign Subsidiary over which the Borrower has direct Control.

     x. Distribution. "Distribution" means, with respect to any Person, (i) any dividend or other distribution, whether in cash or in the form of any other asset, on account of any of its stock or any other ownership interest therein or
(ii) any payment on account of the purchase, redemption, retirement or other acquisition of any of its stock or any other ownership interest therein.

     y. Domestic Subsidiary. "Domestic Subsidiary" means (i) any Subsidiary having any place of business located in the United States other than Moog Controls Corporation or (ii) any Subsidiary that is a foreign sales corporation (including, but not limited to, Moog FSC Ltd.).

     z. Environmental Law. "Environmental Law" means any Law relating to public health or safety or protection of the environment, including, but not limited to, (i) CERCLA and (ii) the Resource Conservation and Recovery Act, as amended.


     aa. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     bb. Event of Default. An "Event of Default" occurs or exists if (i) the Borrower defaults in (A) the repayment when due of any of the principal amount of any Loan or the payment of any Letter of Credit Reimbursement Obligation and such default continues uncured for five Business Days, (B) the payment when due of any interest, non-usage fee or letter of credit fee payable pursuant to this Agreement and such default continues uncured for three Business Days or (C) the payment when due of any other amount payable by the Borrower pursuant to this Agreement or any other Loan Document and such default continues uncured for twenty Business Days, (ii) the Borrower or any Subsidiary defaults in the payment when due, whether by acceleration or otherwise and after giving effect to any applicable grace period, of any sum that is now or hereafter payable by it to any Person other than pursuant to this Loan Agreement or any other Loan Document, whether payable for principal, for interest or otherwise and whether the obligation to make payment thereof now exists or hereafter arises, other than that the nonpayment of which is permitted by Section 7i of this Agreement or any other Loan Document, the maturity of any such sum is accelerated or there occurs or exists any event or condition that permits the acceleration of the maturity of any such sum that, in each case described in this clause (ii), involves a sum that, when aggregated with all other sums described in this clause (ii), exceeds $5,000,000, (iii) the Borrower or any Subsidiary defaults in the performance when due of any obligation owing by it to any Lending Entity pursuant to this Agreement or any other Loan Document other than an obligation to pay money and, if such obligation is not pursuant to clause (ii) or (iii) of
Section 7b of this Agreement or pursuant to Section 7c, 7d, 7e, 7f, 7m, 7n, 7o, 7p or 7q or Section 8 of this Agreement, such default continues for thirty days after notice thereof is given by the Agent to the Borrower, (iv) the Borrower or any Subsidiary is dissolved, ceases to exist, participates or agrees to participate in any merger, consolidation or other absorption (other than (A) any such dissolution, merger, consolidation or other absorption of any Domestic Subsidiary or Directly-Owned Foreign Subsidiary that results in all of the assets of such Domestic Subsidiary or Directly-Owned Foreign Subsidiary being transferred to the Borrower or, in the case of a Directly-Owned Foreign Subsidiary, to another Directly-Owned Foreign Subsidiary, (B) any such dissolution, merger, consolidation or other absorption of any Foreign Subsidiary other than a Directly-Owned Foreign Subsidiary that does not have any Material Adverse Effect or (C) pursuant to a Permitted Disposition), assigns, sells or otherwise transfers or disposes of all or substantially all of its assets (other than pursuant to a Permitted Disposition), makes or permits a fraudulent transfer or fraudulent conveyance of any of its assets, makes any bulk sale
(other than pursuant to a Permitted Disposition), sends any notice of any such intended bulk sale, becomes insolvent (however such insolvency is evidenced), generally fails to pay its debts as they become due, suspends or ceases its present business, has served, filed or recorded against it or against any of its assets any attachment, levy, tax lien, warrant or similar lien other than a Permitted Lien or has entered against it or against any of its assets any judgment, order or award of any Governmental Authority or of any arbitrator, (v) the Borrower has any receiver, trustee, custodian or similar Person for it or of any of its assets appointed (whether with or without its consent), makes any assignment for the benefit of creditors or commences or has commenced against it any case or other proceeding pursuant to any Bankruptcy Law or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of, or for the settlement of claims against, it and, in the case of any case or other proceeding commenced against it, such case or other proceeding is not dismissed within 60 days after being commenced, (vi) any Subsidiary has any receiver, trustee, custodian or similar Person for it or of any of its assets appointed (whether with or without its consent), makes any assignment for the benefit of creditors or commences or has commenced against it any case or other proceeding pursuant to any Bankruptcy Law or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of, or for the settlement of claims against, it and, in the case of any case or other proceeding commenced against it, such case or other proceeding is not dismissed within 60 days after being commenced, other than any such event with respect to a Foreign Subsidiary that does not have any Material Adverse Effect, (vii) any representation or warranty made in this Agreement proves, as of any time during the period beginning on the date of this Agreement and ending at the time any Loan is made or as of the time any Loan is made, to have been incorrect or misleading in any material respect, except to the extent updated in a certificate executed by a Designated Officer and received by each Lending Entity before the time such Loan is made, (viii) any representation or warranty heretofore or hereafter made to any Lending Entity by or on behalf of the Borrower pursuant to any Loan Document proves, as of the date of such representation or warranty, to have been incorrect or misleading in any material respect, or any financial statement heretofore or hereafter provided to any Lending Entity by or on behalf of the Borrower pursuant to any Loan Document proves, as of the date of such financial statement, to not have fairly presented the financial information it contains, (ix) there occurs or exists with respect to any Pension Plan any Prohibited Transaction, Reportable Event or other event or condition that, in the reasonable opinion of the Required Lenders, constitutes or will constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, the Pension Benefit Guaranty Corporation institutes any proceeding under ERISA seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan, any Person other than the Pension Benefit Guaranty Corporation institutes any proceeding under ERISA seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan that is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Pension Plan, any trustee is appointed by a United States District Court to administer any Pension Plan, any Pension Plan is terminated or there are vested unfunded liabilities under any Pension Plan that, in the reasonable opinion of the Required Lenders, have or will have any Material Adverse Effect, (x) there occurs any change in Control of the Borrower or of any Subsidiary (other than (A) a loss of Control by any Person without a gaining of Control by any other Person or (B) as a result of a Permitted Disposition) that is, in the opinion of the Required Lenders, materially adverse to their interests and is not corrected to their full satisfaction within 30 days after the Agent delivers, gives or sends to the Borrower a notice that they consider such change materially adverse to their interests or (xi) any Loan Document is rendered invalid in any material respect or the Borrower or any Subsidiary questions the validity, enforceability or priority of any Loan Document or any security interest, mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document.

     cc. Fixed Charge Coverage Ratio. "Fixed Charge Coverage Ratio" means the ratio as of the last day of any fiscal quarter of the Borrower of (i) Consolidated Adjusted EBITDA for the four-fiscal quarter period then ended minus Consolidated Capital Expenditures for such four fiscal quarter period to (ii) Consolidated Fixed Charges for such four-fiscal quarter period (except that (A) in the case of the fiscal quarter of the Borrower ending June 30, 1999, two times Consolidated Adjusted EBITDA, two times Consolidated Capital Expenditures and two times Consolidated Fixed Charges for the two fiscal quarters of the Borrower ending on such date shall instead be used and (B) in the case of the fiscal quarter of the Borrower ending the last Saturday in September, 1999, one and one-third times Consolidated Adjusted EBITDA, one and one-third times Consolidated Capital Expenditures and one and one-third times Consolidated Fixed Charges for the three fiscal quarters of the Borrower ending on such date shall instead be used), in each case as set forth in the most recent compliance certificate delivered by the Borrower to the Agent pursuant to Section 7h of this Agreement.

     dd. Foreign Subsidiary. "Foreign Subsidiary" means (i) any Subsidiary not having any place of business located in the United States other than any Subsidiary that is a foreign sales corporation (including, but not limited to, Moog FSC Ltd.) or (ii) Moog Controls Corporation.

     ee. Governmental Authority. "Governmental Authority" means any government, political subdivision, court, agency, central bank or other entity, body, organization or group exercising any executive, legislative, judicial, fiscal, monetary, regulatory or administrative function of government.

     ff. Hazardous Material. "Hazardous Material" means (i) any "hazardous substance" as such term is defined in 42 U.S.C. ss. 9601(14), (ii) any "hazardous waste" as such term is defined in 42 U.S.C. ss. 6903(5), (iii) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or other substance for purposes of any other Environmental Law relating to or imposing any liability or standard of conduct with respect to any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or other substance or (iv) any petroleum product used for fuel or lubrication.

     gg. Indebtedness. "Indebtedness" means, with respect to any Person, (i) any indebtedness, liability or obligation of such Person that should, in accordance with generally accepted accounting principles, be classified and accounted for as a liability on a balance sheet of such Person, (ii) any indebtedness or other obligation pursuant to any guaranty or other contingent obligation (including, but not limited to, any obligation to (A) maintain the net worth of any other Person, (B) purchase or otherwise acquire or assume any indebtedness or other obligation or (C) provide funds for or otherwise assure the payment of any indebtedness or other obligation, whether by means of any investment, by means of any purchase, sale or other acquisition or disposition of any asset or service or otherwise), (iii) any indebtedness, liability or obligation of such Person pursuant to any conditional sale contract, capital lease or other title retention contract with respect to any asset acquired by such Person even though the seller, lessor or other creditor pursuant to such conditional sale contract, capital lease or other title retention contract is limited to repossession or sale of such asset to satisfy such indebtedness, liability or obligation or (iv) any indebtedness, liability or obligation secured by any security interest in, or mortgage or other lien or encumbrance upon, any asset of such Person even though such Person is not obligated to pay such indebtedness, liability or obligation.

     hh. Interest Coverage Ratio. "Interest Coverage Ratio" means the ratio as of the last day of any fiscal quarter of the Borrower of (i) Consolidated Adjusted EBITDA for the four-fiscal quarter period then ended to (ii) Consolidated Interest Expense for such four-fiscal quarter period (except that (A) in the case of the fiscal quarter of the Borrower ending June 30, 1999, two times Consolidated Adjusted EBITDA and two times Consolidated Interest Expense for the two fiscal quarters of the Borrower ending on such date shall instead be used and (B) in the case of the fiscal quarter of the Borrower ending the last Saturday in September, 1999, one and one-third times Consolidated Adjusted EBITDA and one and one-third times Consolidated Interest Expense for the three fiscal quarters of the Borrower ending on such date shall instead be used), in each case as set forth in the most recent compliance certificate delivered by the Borrower to the Agent pursuant to Section 7h of this Agreement.

     ii. Internal Revenue Code. The "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     jj. Investment. "Investment" means, with respect to any Person, any loan, advance or other extension of credit (other than unsecured normal trade credit extended upon customary terms in the ordinary course of such Person's business) or capital contribution to, any purchase or other acquisition of any security of or interest in, or any other investment in, any other Person.

     kk. Law.   "Law"  means  any   statute,   ordinance,   regulation,   rule,
interpretation, decision, guideline or other requirement enacted or issued by any Governmental Authority, whether or not having the force of law.

     ll. Lending  Entity.  "Lending  Entity" means (i) any Lender,  (ii) HSBC or
(iii) the Agent.

     mm. Letter of Credit. "Letter of Credit" means any letter of credit requested by the Borrower and issued by the Agent pursuant to Section 3a of this Agreement.

     nn. Letter of Credit Borrowing. "Letter of Credit Borrowing" means any extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have resulted in the making of any Revolving Loan pursuant to Section 3c of this Agreement.

     oo. Letter of Credit Drawing Date. "Letter of Credit Drawing Date" means the date on which a Letter of Credit Reimbursement Obligation arises pursuant to
Section 3c of this Agreement.

     pp. Letter of Credit Participation Advance. "Letter of Credit Participation Advance" means any advance by any Lender to the Agent pursuant to Section 3d of this Agreement to acquire a participation interest in any Letter of Credit Borrowing.

     qq. Letter of Credit Reimbursement Obligation. "Letter of Credit Reimbursement Obligation" means the obligation of the Borrower to reimburse the Agent for any Letter of Credit drawing under Section 3c of this Agreement or pursuant to any Loan Document relating to the issuance of the related Letter of Credit.

     rr. Letters of Credit Outstanding. "Letters of Credit Outstanding" means at any time the sum of (i) the aggregate undrawn face amount of all outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations (including, but not limited to, Letter of Credit Borrowings).

     ss. Leverage Ratio. "Leverage Ratio" means the ratio of (i) Consolidated Total Debt as of the last day of any fiscal quarter of the Borrower to (ii) Consolidated Adjusted EBITDA for the four-fiscal quarter period then ended (except that (A) in the case of the fiscal quarter of the Borrower ending June 30, 1999, two times Consolidated Adjusted EBITDA for the two fiscal quarters of the Borrower ending on such date shall instead be used and (B) in the case of the fiscal quarter of the Borrower ending the last Saturday in September, 1999, one and one-third times Consolidated Adjusted EBITDA for the three fiscal quarters of the Borrower ending on such date shall instead be used), in each case as set forth in the most recent compliance certificate delivered by the Borrower to the Agent pursuant to Section 7h of this Agreement.

     tt. Libor Rate. "Libor Rate" means, for any period, as determined by the Agent from any broker, quoting service or commonly available source utilized by the Agent, the London interbank offered rate for United States dollar deposits in the London interbank eurodollar market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) on the date that is two Libor Rate Business Days before the first day of such period for deposits to be delivered on the first day of such period for a period equal to such period.

     uu. Libor Rate Business Day. "Libor Rate Business Day" means any day on which in both New York, New York and London, England banks are open to conduct regular business.

     vv. Libor Rate Election. "Libor Rate Election" means any oral (including, but not limited to, telephonic), written or other (including, but not limited to, facsimile) election to have the interest charged for any period on a portion of the aggregate outstanding principal amounts of all Revolving Loans or Term Loans determined by reference to the Libor Rate for such period.

     ww. Libor Rate Period. "Libor Rate Period" means any period for which interest is to be charged on any Libor Rate Portion at a rate determined by reference to the Libor Rate for such period pursuant to a Libor Rate Election.

     xx. Libor Rate Period Commencement Date. "Libor Rate Period Commencement Date" means the date on which any Libor Rate Period begins.

     yy. Libor Rate Portion. "Libor Rate Portion" means any portion of the aggregate outstanding principal amounts of all Revolving Loans or Term Loans on which interest is to be charged for any period at a rate determined by reference to the Libor Rate for such period pursuant to a Libor Rate Election. zz.Loan. "Loan" means any Revolving Loan or Term Loan.

     aaa. Loan Document. "Loan Document" means this Agreement or any other agreement or instrument referred to in Section 3 or 5d of this Agreement, as this Agreement or any such other agreement or instrument may be amended, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time.

     bbb. Marine's Prime Rate. "Marine's Prime Rate" means the higher of (i) the rate announced by Marine as the prime rate of interest of Marine, whether or not such rate is actually the lowest or best rate charged by Marine in connection with any loan or other extension of credit made by Marine, or (ii) the total of
(A) the highest rate for reserves traded among commercial banks for overnight use in amounts of $1,000,000 or more and (B) 1/2%.

     ccc. Material Adverse Effect. "Material Adverse Effect" means any set of circumstances or events which (i) has, has had or will have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (ii) is, has been or will be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or of the Borrower and all Subsidiaries taken as a whole or (iii) impairs materially, has impaired materially or will impair materially the ability of any Lending Entity, to the extent permitted, to enforce its rights or remedies pursuant to this Agreement or any other Loan Document.

     ddd. Maturity Date. The "Maturity Date" means the fifth anniversary of the date that the first Loan is made.

     eee. Montek. "Montek" means Raytheon Aircraft Montek Company, a Kansas business corporation.

     fff. Net Proceeds. "Net Proceeds" means (i) with respect to any sale or other disposition of any asset or group of assets by the Borrower or any Domestic Subsidiary, except for (A) sales of any of its inventory (including scrappage) in the ordinary course of its business, (B) exchanges of assets for, or sales of assets the net proceeds of which are used for, the acquisition of similar assets and (C) Permitted Dispositions, (ii) with respect to the incurring of any Debt or the issuance or sale of any equity securities of the Borrower other than through the exercise of any bona fide employee stock option or to any employee stock ownership plan, (iii) with respect to any recovery with respect to insurance or condemnation or any similar recovery except for recoveries that are promptly applied toward repair or replacement of damaged property or to costs incurred in connection with a business interruption, and
(iv) with respect to any reversion of assets from a Pension Plan, the net proceeds of such sale or other disposition, incurring of indebtedness, issuance or sale of debt or equity securities, recovery or reversion, after the payment of the direct expenses thereof.

     ggg. Pension Plan. "Pension Plan" means (i) any pension plan, as such term is defined in Section 3(2) of ERISA, (A) that has heretofore been or is hereafter established or maintained by the Borrower, any Subsidiary or any other Person that is, together with the Borrower or any Subsidiary, a member of a controlled group of corporations for purposes of Section 414(b) of the Internal Revenue Code or is under common control with the Borrower or any Subsidiary for purposes of Section 414(c) of the Internal Revenue Code, (B) to which contributions have heretofore been or are hereafter made by the Borrower, any Subsidiary or any such other Person or (C) to which the Borrower, any Subsidiary or any such other Person has heretofore agreed or hereafter agrees or otherwise has heretofore incurred or hereafter incurs any obligation to make contributions or (ii) any trust heretofore or hereafter created under any such pension plan (except for any such plan or trust (I) maintained or previously maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, within the meaning of Section 4(b)(4) of ERISA, (II) which is or was unfunded and maintained primarily for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) or 401(a)(1) of ERISA, or (III) which is or was maintained by Montek or any trade or business, whether or not incorporated, which is or was part of a controlled group, under common control or affiliated with Montek, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA, prior to the Acquisition).

     hhh.  Permitted   Acquisition.   "Permitted   Acquisition"  means  (i)  the
Acquisition, (ii) the acquisition by the Borrower of (A) the 25% of the outstanding equity interests in Hydrolux S.a.r.l. and Moog-Hydrolux Hydraulic Systems, Inc. not owned by the Borrower on the date of this Agreement on substantially the terms of that certain letter of intent signed on June 9, 1998 and June 10, 1998 by and between the Borrower and Paul Wurth S.A. or (B) 66 2/3% of the equity interests in Microset s.r.l. and all remaining equity interests in Microset s.r.l., in each case on substantially the terms of that certain Purchase Agreement dated as of July 22, 1998 by and between Moog Italiana Srl, Microset S.r.l., Mario Bellini and Christa Schwind and (iii) any other acquisition by the Borrower or any Subsidiary of all or substantially all of the assets or stock of any other Person, or assets constituting all or substantially all of a division or product line of any other Person so long as (A) immediately prior to contracting for or consummating such other acquisition there does not exist, and there does not occur as a direct or indirect result of the consummation of such other acquisition, any Event of Default or Default, (B) the aggregate consideration paid (whether by means of transfer of assets, by means of assumption of liabilities or otherwise) by the Borrower and all Subsidiaries in connection with all such other acquisitions during the term of this Agreement does not exceed $15,000,000 and (C) with respect to any assets or stock of any Person acquired directly or indirectly pursuant to any such other acquisition, all collateral requirements of the Required Lenders are satisfied.

     iii. Permitted Disposition. "Permitted Disposition" means any sale or other disposition of any asset of the Borrower or any Subsidiary which, when aggregated with all other such sales or dispositions made during any fiscal year of the Borrower, does not result in sales and other dispositions by the Borrower and all Subsidiaries during such fiscal year of assets having an aggregate value in excess of, or the receipt of aggregate proceeds in excess of, $5,000,000 (excluding, for purposes of computing such maximum amount, sales of inventory in the ordinary course of business and conveyances of mere record title to any asset to a Governmental Authority to save taxes where the Borrower or any Subsidiary has an option to require reconveyance of such property for a nominal price).

     jjj. Permitted Distribution. "Permitted Distribution" means (i) dividends payable solely in any of its stock, (ii) cash dividends paid by any Subsidiary on a pro rata basis with respect to all of its outstanding shares, (iii) cash dividends paid of up to $9,000 in any fiscal year of the Borrower with respect to the Borrower's preferred shares and (iv) purchases by the Borrower during the term of this Agreement of shares of stock of the Borrower for purchase prices aggregating not more than $7,000,000.

     kkk. Permitted Indebtedness. "Permitted Indebtedness" means (i) any Indebtedness pursuant to this Agreement, (ii) any Indebtedness constituting unsecured normal trade debt incurred upon customary terms in the ordinary course of its business or any other accrued liability (except Debt) described in clause
(i) of Section 1gg of this Agreement, (iii) any Indebtedness arising from the endorsement in the ordinary course of its business of any check or other negotiable instrument for deposit or collection, (iv) any Indebtedness fully and accurately described under the heading "Permitted Indebtedness" in Schedule 1kkk as originally attached to and made a part of this Agreement or (v) any other Indebtedness the aggregate outstanding amount of which is not more than $25,000,000 at any time. lll.Permitted Investment. "Permitted Investment" means
(i) any Investment by the Borrower or by any Subsidiary in (A) any readily marketable direct obligation of the United States maturing within one year after the date of its acquisition thereof, (B) any time deposit maturing within one year after the date of its acquisition thereof and issued by any banking institution that is incorporated under any statute of the United States or of any state of the United States and has a combined capital and surplus of not less than $100,000,000, (C) any demand or savings deposit with any such banking institution, (D) any United States dollar deposits in the London interbank eurodollar market with any such banking institution or any subsidiary of any such banking institution, (E) any commercial paper rated at least A-1 by Standard & Poors Ratings Group or P-1 by Moody's Investors Services, Inc. or (F) any security of any Subsidiary if such security is owned by it on the date of this Agreement or acquired as a result of a Permitted Acquisition but only to the extent of such investment on the date of this Agreement or the date of such Permitted Acquisition, (ii) any Investment by any Foreign Subsidiary in (A) any readily marketable direct obligation of the foreign country in which the principal place of business of such Foreign Subsidiary is located maturing within one year after the date of its acquisition thereof, (B) any time deposit maturing within one year after the date of its acquisition thereof and issued by any banking institution that is incorporated under any statute of such foreign country or any political subdivision of such foreign country and has a combined capital and surplus of not less than $100,000,000, (C) any demand or savings deposit with any such banking institution or (D) any other Foreign Subsidiary,
(iii) any Investment by the Borrower or any trustee in respect of its Supplemental Retirement Plans, (iv) any loan, advance or other extension of credit made by any Subsidiary to the Borrower or by the Borrower or any Subsidiary to any Subsidiary that (A) is a guarantor, without any limitation as to amount, of the payment of all Indebtedness of the Borrower to the Lenders, whether now existing or hereafter arising or accruing, pursuant to a guaranty agreement in form and substance satisfactory to the Lenders and (B) has granted to the Lenders pursuant to a security agreement in form and substance satisfactory to the Lenders as security for the payment, without any limitation as to amount, of all such Indebtedness a security interest in all of its personal property and fixtures that has been perfected and is subject to no security interest, mortgage or other lien or encumbrance other than Permitted Liens, (v) any deferral of the purchase price of any inventory or service sold by the Borrower or any Subsidiary in the ordinary course of its business, (vi) any advance made by the Borrower or any Subsidiary in the ordinary course of its business to any of its officers and employees for out-of-pocket expenses incurred by such officer or employee on its behalf in the conduct of its business or operations, (vii) any Investment fully and accurately described under the heading "Permitted Investments" in Schedule 1lll as originally attached to and made a part of this Agreement, (viii) any Permitted Acquisition or (ix) any other Investments aggregating not more than $20,000,000 during the term of this Agreement.

     mmm. Permitted Lien. "Permitted Lien" means (i) any lease of any asset by the Borrower or any Subsidiary as a lessor in the ordinary course of its business and without interference with the conduct of its business or operations, (ii) any pledge or deposit made by the Borrower or any Subsidiary in the ordinary course of its business (A) in connection with any workers' compensation, unemployment insurance, social security or similar Law or (B) to secure the payment of any indebtedness, liability or obligation in connection with any letter of credit, bid, tender, trade or government contract, lease, surety, appeal or performance bond or Law, or any similar indebtedness or obligation, not incurred in connection with the borrowing of any money or the deferral of the payment of the purchase price or capital lease of any asset,
(iii) any attachment, levy or similar lien with respect to the Borrower or any Subsidiary arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) to the extent required by generally accepted accounting principles, adequate reserves have been appropriately established for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any Material Adverse Effect, (iv) any statutory lien in favor of the United States for any amount paid to the Borrower or to any Subsidiary as a progress payment pursuant to any government contract, (v) any statutory lien securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon the Borrower, any Domestic Subsidiary or any of the assets, income and franchises of the Borrower or any Domestic Subsidiary but not yet required by Section 7i of this Agreement to be paid, (vi) any statutory lien securing the payment of any claim or demand of any materialman, mechanic, carrier, warehouseman, garageman or landlord against the Borrower or any Domestic Subsidiary but not yet required by such Section 7i to be paid, (vii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any real property of the Borrower or any Subsidiary but not interfering with the conduct of its business or operations, (viii) any security interest, mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document, (ix) any purchase money security interest in any asset securing any Permitted Indebtedness, (x) any security interest, mortgage or other lien or encumbrance granted by any Subsidiary to the Borrower or another Subsidiary (other than any such grant by a Domestic Subsidiary to a Foreign Subsidiary or by a Directly-Owned Foreign Subsidiary to a Foreign Subsidiary which is not a Directly-Owned Foreign Subsidiary or (xi) any security interest, mortgage or other lien or encumbrance existing on the date of this Agreement and fully and accurately described under the heading "Permitted Liens" in Schedule 1mmm as originally attached to and made a part of this Agreement.

     nnn. Person. "Person" means (i) any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated association,
(ii) any Governmental Authority or (iii) any other entity, body, organization or group.

     ooo. Prohibited Transaction. "Prohibited Transaction" (i) has the meaning given to such term in Section 4975(c) of the Internal Revenue Code and (ii) means any transaction prohibited by Section 406(a) of ERISA.

     ppp. Release. "Release" means any "release" as such term is defined in 42 U.S.C.ss.9601(22).

     qqq. Reportable Event. "Reportable Event" has the meaning given to such term in Section 4043(b) of ERISA.

     rrr. Required Lenders. "Required Lenders" means collectively, as of any time, (i) if at such time there is any outstanding principal amount of any Loan, those of the Lenders to which are owed in excess of 50% of the aggregate outstanding principal amounts of all Loans at such time or (ii) if at such time there is no such outstanding principal amount, those of the Lenders the total of the Commitment Percentages of which exceed 50%.

     sss. Revolving Loan. "Revolving Loan" means any loan by any Lender to the Borrower pursuant to Section 2a of this Agreement.

     ttt. Revolving Loan Maximum Aggregate Principal Amount. "Revolving Loan Maximum Aggregate Principal Amount" means (i) $265,000,000 reduced by all amounts by which reductions are made pursuant to Sections 2f and 2i of this Agreement less (ii) Letters of Credit Outstanding.

     uuu. Solvent. "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     vvv. Subordinated Indebtedness. "Subordinated Indebtedness" means all subordinated indebtedness of the Borrower or any Subsidiary pursuant to any subordinated indenture, note or other agreement, instrument or other writing, as now existing or hereafter modified, or pursuant to any direct or indirect replacement of any such indenture, note or other agreement, instrument or other writing, as originally existing or thereafter modified.

     www. Subsidiary. "Subsidiary" means (i) Montek or (ii) any other Person of which the Borrower now or hereafter has beneficial ownership, whether direct or indirect, of (A) more than 50% of the outstanding shares of any class of stock ordinarily having the power to vote for the election of directors of such Person or more than 50% of any class of other ownership interest ordinarily having the power to vote for the election of, appoint or otherwise designate Persons having functions with respect to such Person similar to those of directors of a corporation or the power to direct or cause the direction of the management and policies of such Person or (B) such lower percentage of the outstanding shares of any class of such stock or any class of such other ownership interest as is sufficient to render such Person a subsidiary of the Borrower for purposes of generally accepted accounting principles as in effect at the time of determination of the status of such Person for purposes of this sentence.

     xxx. System. "System" means, with respect to any Person, any hardware (including, but not limited to, embedded), software, firmware or other computer system, equipment or application that (i) is now or hereafter owned, leased or used by or supplied to such Person or with which any such hardware (including, but not limited to, embedded), software, firmware or other computer system, equipment or application now or hereafter exchanges data, (ii) now or hereafter receives, transmits, retransmits, processes, manipulates, stores, retrieves or otherwise uses data and (iii) is now or hereafter material to the conduct of the business or operations of such Person.

     yyy. Term Loan. "Term Loan" means any loan by any Lender to the Borrower pursuant to Section 4a of this Agreement.

     zzz. Year 2000 Compliant. "Year 2000 Compliant" means, with respect to any System of any Person, that such System is able to accurately accommodate information as to dates after December 31, 1999 and to accurately process data from, into and between the twentieth and twenty-first centuries (including, but not limited to, data relating to leap years).

2.     REVOLVING LOANS.

     a. Making and Obtaining Revolving Loans. Upon and subject to each term and condition of this Agreement, at any time and from time to time during the period beginning on the date of this Agreement and ending on the day before the Maturity Date, the Borrower may obtain Revolving Loans from the Lenders, and the Lenders shall make Revolving Loans to the Borrower. The aggregate principal amounts of all Revolving Loans made on any day shall be at least $2,000,000 and an integral multiple of $1,000,000, and the aggregate principal amounts of all Revolving Loans made by any Lender on any day shall be equal to such Lender's Commitment Percentage of the aggregate principal amounts of all Revolving Loans made on such day. The Borrower shall not at any time permit, and no Lender shall have any obligation to permit, (i) the aggregate outstanding principal amounts of all Revolving Loans to exceed the Revolving Loan Maximum Aggregate Principal Amount at such time or (ii) the aggregate outstanding principal amounts of all Revolving Loans made by any Lender to exceed such Lender's Commitment Percentage of the Revolving Loan Maximum Aggregate Principal Amount at such time. Each request for Revolving Loans shall be made to the Agent and shall be irrevocable once made. Each Lending Entity may treat as made by the Borrower and rely upon, and the Borrower shall be bound by, any oral (including, but not limited to, telephonic), written or other (including, but not limited to, facsimile) request for Revolving Loans that the Agent believes in good faith to be valid and to have been made in the name or on behalf of the Borrower by any Designated Officer, and no Lending Entity shall incur any liability to the Borrower or any other Person as a direct or indirect result of making any of such Revolving Loans. Each request for Revolving Loans shall state (i) the amount requested as the aggregate principal amounts of such Revolving Loans and (ii) the Business Day on which such Revolving Loans are requested to be made. Any request for Revolving Loans may be combined with a Libor Rate Election relating to such Revolving Loans. Any request for Revolving Loans need not be honored by any Lender unless such request is received by the Agent (i) at least three but not more than five Libor Rate Business Days before the date such Revolving Loans are requested to be made if such request is combined with a Libor Rate Election relating to such Revolving Loans or (ii) by 11:00 A.M. eastern United States time on the date such Revolving Loans are requested to be made if such request is not combined with a Libor Rate Election relating to such Revolving Loans. The Agent shall, (i) if such request is combined with a Libor Rate Election relating to such Revolving Loans, not later than the Libor Business Day after the day the Agent receives such request or (ii) if such request is not combined with a Libor Rate Election relating to such Revolving Loans, not later than 1:00 P.M. eastern United States time on the date such Revolving Loans are requested to be made, notify each Lender of such request and the information contained in or derived from such request that such Lender requires to make the Revolving Loan or Revolving Loans to be made by such Lender in response to such request. Not later than 3:00 P.M. eastern United States time on the date such Revolving Loans are requested to be made, each Lender shall make the principal amount of the Revolving Loan, or the aggregate principal amounts of the Revolving Loans, to be made by such Lender in response to such request available to the Agent in immediately available funds by depositing such principal amount or aggregate principal amounts in such account with the Agent as may at any time and from time to time be specified in any notice given to such Lender by the Agent, and, promptly but not later than 5:00 P.M. eastern United States time on such date, the Agent shall, to the extent received from such Lender, make such principal amount or such aggregate principal amounts available to the Borrower in immediately available funds. The obligation of each Lender to make Revolving Loans as provided in this Section 2a shall be a several obligation of such Lender for itself alone. Consequently, (i) the Agent shall not incur any liability to the Borrower or any other Person as a direct or indirect result of the failure of any Lender that is not the Agent to make, or any delay by any Lender that is not the Agent in making, any Revolving Loan, (ii) no Lender shall incur any such liability as a direct or indirect result of any such failure or delay of any other Lender, and (iii) no Lender's obligation to make any Revolving Loan and no obligation of the Agent pursuant to this Agreement shall be affected by any such failure or delay of any other Lender. If any Revolving Loan is not made after the principal amount thereof is received by the Agent from the Lender by which such Revolving Loan is to be made, the Agent shall promptly return such principal amount to such Lender. If any Revolving Loan is nonetheless made prior to the principal amount thereof being received by the Agent from the Lender by which such Revolving Loan is to be made and such Lender thereafter fails to make such Revolving Loan as required pursuant to this
Section 2a, the Borrower shall, upon the request of the Agent, promptly refund the amount of such Revolving Loan to the Agent and, pending such refund, the Borrower shall pay to the Agent solely for the account of the Agent interest on the principal amount of such Revolving Loan at the rate that would otherwise be applicable thereto had such Lender not so failed to make such Revolving Loan.

     b. Termination of Obligation. Any obligation of the Lenders to make the first Revolving Loans shall terminate no later than December 31, 1998 or, to the extent regulatory delays encountered in the consummation of the Acquisition extend beyond such date, no later than January 29, 1999.

     c. Revolving Loan Records.  Each Lender shall maintain  records  evidencing
(i) the date and principal  amount of each  Revolving  Loan made by such Lender,
(ii) the date and amount of each payment applied to the outstanding principal amount of such Revolving Loan, (iii) such outstanding principal amount after each Revolving Loan and each such payment, (iv) each Libor Rate Portion for Revolving Loans made by such Lender, (v) each Libor Rate Period, Libor Rate Period Commencement Date, Libor Rate and rate of interest for each Libor Rate Portion for such Revolving Loans and (vi) the date and amount of each payment applied to any Libor Rate Portion for such Revolving Loans. Each such record shall be presumptively correct. No failure of such Lender to maintain any such record and no error by such Lender in maintaining any such record shall affect the obligation of the Borrower to repay the principal amount of each Revolving Loan, the obligation of the Borrower to pay interest on the outstanding principal amount of each Revolving Loan or any other obligation of the Borrower pursuant to this Agreement.

     d. Repayment. The Borrower shall repay the aggregate outstanding principal amounts of all Revolving Loans to the Agent for the accounts of the Lenders on the Maturity Date, when the Borrower shall pay to the Agent for the accounts of the Lenders and the Agent all interest payable pursuant to this Agreement in connection with any Revolving Loan and remaining unpaid and all other amounts payable by the Borrower pursuant to this Agreement in connection with any Revolving Loan and remaining unpaid.

     e. Optional Repayment in Advance. Except during any Libor Rate Period for any Libor Rate Portion for Revolving Loans (during which such option shall only be available upon the payment of each amount required pursuant to Section 10d of this Agreement), the Borrower shall have the option of repaying to the Agent for the accounts of the Lenders the aggregate outstanding principal amounts of Revolving Loans in advance in full or in part at any time and from time to time without any premium or penalty; provided, however, that (i) no such repayment shall be made unless at least three but not more than five Business Days before the making thereof the Agent receives a written notice executed by a Designated Officer and specifying the date and amount thereof, (ii) the total of all such repayments in part on any day shall be at least $2,000,000 and an integral multiple of $1,000,000 and (iii) immediately after the making of any such repayment the ratio of the aggregate outstanding principal amounts of all Revolving Loans made by any Lender to the aggregate outstanding principal amounts of all Revolving Loans shall be the same as immediately before the making thereof.

     f. Mandatory Repayment in Advance. If at any time the aggregate outstanding principal amounts of all Revolving Loans exceeds the Revolving Loan Maximum Aggregate Principal Amount, the Borrower shall immediately repay in advance to the Agent for the accounts of the Lenders such aggregate outstanding principal amounts in excess of the Revolving Loan Maximum Aggregate Principal Amount. In addition, upon the receipt by the Borrower or any Subsidiary of any Net Proceeds not requested by the Borrower to be applied to the full or partial repayment of all Term Loans in accordance with Section 4f of this Agreement, the Borrower shall repay in advance the aggregate outstanding principal amounts of all Revolving Loans by the amount of such Net Proceeds. Immediately after the making of any such repayment of Revolving Loans, the ratio of the aggregate outstanding principal amounts of all Revolving Loans made by any Lender to the aggregate outstanding principal amounts of all Revolving Loans shall be the same as immediately before the making thereof. The making of any such repayment of Revolving Loans described in the second preceding sentence of this Section 2f will permanently thereafter reduce the Revolving Loan Maximum Aggregate Principal Amount by an equal amount.

     g. Interest. From and including the date the first Revolving Loan is made by any Lender to but not including the date the aggregate outstanding principal amounts of all Revolving Loans made by such Lender are repaid in full, the Borrower shall pay to the Agent for the account of such Lender interest on such aggregate outstanding principal amounts at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such aggregate outstanding principal amounts be (A) except for any Libor Rate Portion for such Revolving Loans if such day falls in any Libor Rate Period for such Libor Rate Portion, the total of (I) the Applicable Interest Margin and
(II) the rate per year, expressed as a percentage, that is the rate in effect such day as Marine's Prime Rate or (B) for any Libor Rate Portion for such Revolving Loans if such day falls in any Libor Rate Period for such Libor Rate Portion, the rate per year, expressed as a percentage and rounded, if necessary, to the next higher .0001%, that is the total of (I) the Applicable Interest Margin and (II) the rate obtained by dividing (1) the Libor Rate for such Libor Rate Period by (2) expressed as a decimal, the difference between 100% and the maximum percentage of reserve requirement (including, but not limited to, any emergency, supplemental or other marginal percentage of reserve requirement) for such day specified by Regulation D of the Board of Governors of the Federal Reserve System for such Lender with respect to eurocurrency liabilities and (ii) on each day subsequent to the last day described in clause (i) of this sentence be the total of (A) 2% and (B) the rate per year, expressed as a percentage, that is the rate in effect such subsequent day as Marine's Prime Rate; provided, however, that (1) such interest shall not be charged as provided in clause
(i)(B) of this sentence, and shall be charged as provided in clause (i)(A) of this sentence, with respect to any Libor Rate Portion for such Revolving Loans during any Libor Rate Period for such Libor Rate Portion if before such Libor Rate Period begins (a) any Governmental Authority asserts that it is unlawful, or such Lender determines that it is unlawful, for such Lender to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (b) such Lender determines that sufficient United States dollar deposits are not available for such Libor Rate Period to such Lender or any participant in such Libor Rate Portion to the extent of its interest in such Libor Rate Portion or (c) the Agent determines that information necessary to determine the rate to be charged pursuant to such clause (i)(B) is unavailable, (2) such interest shall cease to be charged as provided in such clause (i)(B), and shall begin to be charged as provided in such clause (i)(A), during any Libor Rate Period for such Libor Rate Portion if any Governmental Authority asserts that it is unlawful, or such Lender determines that it is unlawful, for such Lender to continue to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (3) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and
(4) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Agent or such Lender, shall be refunded to the Borrower, it being the intention of each Lending Entity and the Borrower that such interest not be payable at a rate in excess of such maximum rate. Except as otherwise provided in Section 2d of this Agreement, (i) a payment of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month after the calendar month in which the first such Revolving Loan is made (unless the first such Revolving Loan is made on the last day of a calendar month, in which case such payments of interest shall begin on the first day of the second calendar month after the calendar month containing such day), except for any of such interest payable with respect to any Libor Rate Portion for such Revolving Loans for any Libor Rate Period for such Libor Rate Portion, and (ii) all of such interest payable with respect to any Libor Rate Portion for such Revolving Loans for any Libor Rate Period for such Libor Rate Portion shall become due on the day after the last day in such Libor Rate Period and, if such Libor Rate Period is six months, on the three-month anniversary of the Libor Rate Period Commencement Date for such Libor Rate Period. Interest charged as provided in clause (i)(A) or clause (ii) of the first sentence of this Section 2g shall be calculated on the basis of a 365-day year or 366-day year, as applicable, for the actual number of days elapsed and interest charged as provided in clause (i)(B) of the first sentence of this
Section 2g shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     h. Non-Usage Fee. For each period (i) beginning on the date of this Agreement and ending on the last day of the calendar quarter containing such date, (ii) consisting of a calendar quarter beginning after the calendar quarter containing the date of this Agreement and ending before the calendar quarter containing the day before the Maturity Date or (iii) beginning on the first day of the calendar quarter containing the day before the Maturity Date and ending on such day, the Borrower shall on demand made by the Agent pay to the Agent for the account of each Lender a non-usage fee equal to such Lender's Commitment Percentage, on each day during such period, of the product obtained by multiplying (A) the difference between the Revolving Loan Maximum Aggregate Principal Amount on such day and the aggregate outstanding principal amounts of all Revolving Loans on such day first by (B) .50% and then by (C) 1/360; provided, however, that (I) in no event shall there be payable any such non-usage fee that would result in interest being payable on the outstanding principal amount of any Revolving Loan made by such Lender at a rate in excess of the maximum rate permitted by applicable law and (II) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Agent or such Lender, shall be refunded to the Borrower, it being the intention of each Lending Entity and the Borrower that such interest not be payable at a rate in excess of such maximum rate.

     i. Voluntary Reduction of Revolving Loan Maximum Aggregate Principal Amount. The Borrower shall have the right to reduce irrevocably the Revolving Loan Maximum Aggregate Principal Amount at any time or from time to time by an amount of at least $5,000,000 and in integral multiples of $1,000,000 by giving notice to the Agent at least five but not more than eight Business Days before the effective date of such reduction.

     j. General Provisions as to Repayment and Payment. Repayment of the principal amount of each Revolving Loan, payment of all interest payable pursuant to this Agreement in connection with any Revolving Loan and payment of all other amounts payable by the Borrower pursuant to this Agreement in connection with any Revolving Loan shall be made in lawful money of the United States and immediately available funds by payment to the Agent for the accounts of the Lenders and the Agent at the banking office of the Agent located at One Marine Midland Center, Buffalo, New York, or at such other office of the Agent as may at any time and from time to time be specified in any notice given to the Borrower by the Agent. Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority; provided, however, that, if such deduction or withholding is required by any Law, (i) such repayment or payment shall include such additional amount as necessary to result in the net amount of such repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and (iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law. No such repayment or payment shall be deemed to have been received by the Agent until received by the Agent at the office of the Agent determined in accordance with the second preceding sentence, and any such repayment or payment received by the Agent at such office after 11:00 A.M. eastern United States time on any day shall be deemed to have been received by the Agent at the time such office opens for business on the next Business Day. If the time by which any of the principal amount of any Revolving Loan is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in Section 2g of this Agreement.

     k. Libor Rate Election. At any time and from time to time, the Borrower may irrevocably make a Libor Rate Election relating to Revolving Loans made on that day that specifies (i) the Libor Rate Business Day that is to be the Libor Rate Period Commencement Date for the Libor Rate Period elected pursuant to such Libor Rate Election, (iii) whether a one-month, three-month or six-month option is elected as the length of such Libor Rate Period and (iii) expressed as a dollar amount, (A) any portion of the principal amount of any Revolving Loan requested to be made on such Libor Rate Period Commencement Date to which such Libor Rate Election relates and (B) any portion of the aggregate outstanding principal amounts of all Revolving Loans made or requested to be made prior to such Libor Rate Period Commencement Date to which such Libor Rate Election relates; provided, however, that (I) such Libor Rate Period may not extend beyond the Maturity Date, (II) such Libor Rate Election may not change any election made pursuant to any prior Libor Rate Election and (III) such Libor Rate Election need not be honored by any Lending Entity if (1) such Libor Rate Election is received by the Agent more than five or less than three Libor Rate Business Days before such Libor Rate Period Commencement Date, (2) any Event of Default or Default occurs or exists before or on such Libor Rate Period Commencement Date, (3) the total of the dollar amounts specified in clause (iii) of this sentence is not at least $2,000,000 and an integral multiple of $1,000,000 or (4) such Libor Rate Period would overlap more than eight other Libor Rate Periods. Each Libor Rate Period shall end on the day before the numerically corresponding day (or, if there is no numerically corresponding day, the last day) of the calendar month that is the number of months (e.g., one month, three months or six months) corresponding to the option elected pursuant to such Libor Rate Election, except that, if such numerically corresponding day (or such last day) is not a Libor Rate Business Day, such Libor Rate Period shall end on the day before the first Libor Rate Business Day following such numerically corresponding day (or such last day) unless such first Libor Rate Business Day does not fall in the same calendar month as such numerically corresponding day (or such last day), in which case such Libor Rate Period shall end on the date before the Libor Rate Business Day immediately preceding such numerically corresponding day (or such last day). The total of the dollar amounts specified in clause (iii) of the first sentence of this Section 2k specified in any Libor Rate Election shall be allocated by the Agent among the Lenders so that the ratio, expressed as a percentage, of (i) the aggregate outstanding principal amounts of Revolving Loans made by any Lender included in all Libor Rate Portions to (ii) the total of all Libor Rate Portions is the same as the Commitment Percentage of such Lender. Each Lending Entity may treat as made by the Borrower and rely upon, and the Borrower shall be bound by, any oral (including, but not limited to, telephonic), written (including, but not limited to, facsimile) or other Libor Rate Election that the Agent believes in good faith to be valid and to have been made on behalf of the Borrower by any Designated Officer, and no Lending Entity shall incur any liability to the Borrower or any other Person as a direct or indirect result of such Libor Rate Election.

3.  LETTER OF CREDIT SUBFACILITY

     a. Issuance of Letters of Credit . From time to time, the Borrower may request the issuance of a Letter of Credit on behalf of itself or any Subsidiary by delivering to the Agent a completed application and agreement for letters of credit in the Agent's standard form by no later than 11:00 A.M. eastern United States time at least three Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Subject to the terms and conditions of this Section 3 and subject to the same conditions of this Agreement as are applicable to the making of Revolving Loans and in reliance on the agreements of the Lenders set forth in this Section 3, the Agent shall issue such Letter of Credit provided that (i) such Letter of Credit shall not expire later than one Business Day prior to the Maturity Date and (ii) at no time shall the Letters of Credit Outstanding exceed $20,000,000.

     b. Letter of Credit Fees . For each period (i) beginning on the date of this Agreement and ending on the last day of the calendar quarter containing such date, (ii) consisting of a calendar quarter beginning after the calendar quarter containing the date of this Agreement and ending before the calendar quarter containing the day before the Maturity Date or (iii) beginning on the first day of the calendar quarter containing the day before the Maturity Date and ending on such day, the Borrower shall on demand made by the Agent pay to the Agent for the account of each Lender a letter of credit fee equal to such Lender's Commitment Percentage, on each day during such period, of the product obtained by multiplying (A) that portion of Letters of Credit Outstanding representing the aggregate undrawn face amount of Letters of Credit on such day first by (B) the Applicable Interest Margin for Libor Rate Loans for such day minus 1/4% and then by (C) 1/360. The Borrower shall also on demand made by the Agent pay to the Agent for its own account the Agent's then customary issuance and miscellaneous fees and administrative expenses payable with respect to letters of credit.

     c. Drawings; Reimbursement . Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation interest in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Commitment Percentage of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent shall promptly notify the Borrower. The Borrower shall pay its Letter of Credit Reimbursement Obligation to the Agent prior to 11:00 A.M. eastern United States time on the related Letter of Credit Drawing Date in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by such time, the Agent shall promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Loans without a Libor Rate Election be made by the Lenders to be disbursed on the related Letter of Credit Drawing Date under such Letter of Credit. Each Lender shall upon any notice pursuant to this Section 3c make available to the Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon each such Lender shall each be deemed to have made a Revolving Loan without a Libor Rate Election to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent such amount by no later than 3:30 P.M. eastern United States time on the related Letter of Credit Drawing Date, then such Lender shall pay to the Agent on demand interest on such Lender's obligation to make such amount available from such Letter of Credit Drawing Date to the date on which such Lender makes such amount available, accruing at a rate per annum equal to Marine's Prime Rate in effect from time to time during such period.

     d. Letter of Credit Borrowings; Letter of Credit Participation Advances . With respect to any unreimbursed drawing that is not for any reason converted into Revolving Loans to the Borrower in whole or in part as contemplated by
Section 3c of this Agreement, the Borrower shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to Revolving Loans without a Libor Rate Election. Each Lender shall upon any notice pursuant to this Section 3d make available to the Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the Letter of Credit Borrowing, whereupon each such Lender shall each be deemed to have made a Letter of Credit Participation Advance in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent such amount by no later than 3:30 P.M. eastern United States time on the related Letter of Credit Drawing Date, then interest shall accrue on such Lender's obligation to make such amount available from such Letter of Credit Drawing Date to the date on which such Lender makes such amount available, at a rate per annum equal to Marine's Prime Rate in effect from time to time during such period.

     e. Repayment of Letter of Credit Participation Advances . Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under any Letter of Credit with respect to which any Lender has made a Letter of Credit Participation Advance to the Agent or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent shall pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's Commitment Percentage of such funds, except the Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Letter of Credit Participation Advance in respect of such payment by Agent. If the Agent is required at any time to return to any Person any portion of the payments made by any Lender to the Agent pursuant to this Section 3e in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Lender shall, on demand of and one Business Day's notice by the Agent, forthwith pay to the Agent the amount of its Commitment Percentage of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to Marine's Prime Rate.

     f. Documentation . Each Lender agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Lender's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence or mistakes, whether of omission or commission, in administering the Letters of Credit.

     g. Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

     h. Nature of Participation and Reimbursement Obligations. Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or Letter of Credit Participation Advances, as contemplated by Section 3c or 3d of this Agreement, as a result of a drawing under a Letter of Credit, and the obligations of the Borrower pursuant to a Letter of Credit Reimbursement Obligation or a Letter of Credit Borrowing, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 3h under all circumstances, including the following circumstances:
(i) any setoff, counterclaim, recoupment, defense or other right which any Lender may have against the Agent, the Borrower or any other Person for any reason whatsoever, (ii) the failure of any Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 5 of this Agreement or as otherwise set forth in this Agreement for the making of a Revolving Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Letter of Credit Participation Advances under Section 3d of this Agreement,
(iii) any lack of validity or enforceability of any Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which the Borrower or any Subsidiary or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiary and the beneficiary for which any Letter of Credit was procured), (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof, (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit, (vii) any Material Adverse Effect, (viii) any breach of this Agreement or any other Loan Document by any party thereto, (ix) the occurrence or continuance of any proceeding pursuant to any Bankruptcy Law with respect to the Borrower or any Subsidiary, (x) the fact that an Event of Default or a Default shall have occurred and be continuing, (xi) the fact that the Maturity Date shall have passed or this Agreement shall have been terminated and
(xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     i. Indemnity. In addition to amounts payable as provided elsewhere in this Agreement, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or
(ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority.

     j. Liability for Acts and Omissions. As between the Borrower and the Agent, and except in the case of gross negligence or willful misconduct of the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for (unless arising from the gross negligence or willful misconduct of the Agent), (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof), (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Lender against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Lender and any beneficiary of any Letter of Credit or any such transferee, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, (v) errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit or (viii) any consequences arising from causes beyond the control of the Agent, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, without gross negligence or willful misconduct, shall not render the Agent liable in any respect to the Borrower or any Lender.

4. TERM LOANS.

     a. Making and Obtaining Term Loans. Upon and subject to each term and condition of this Agreement, on the date that the first Revolving Loan is made, the Lenders shall make Term Loans to the Borrower, and the Borrower shall obtain Term Loans from the Lenders. The aggregate principal amounts of all Term Loans shall be $75,000,000. The principal amount of the Term Loan made by any Lender shall be such Lender's Commitment Percentage of $75,000,000.

     b. Termination of Obligation. Any obligation of the Lenders to make the Term Loans shall terminate no later than December 31, 1998 or, to the extent regulatory delays encountered in the consummation of the Acquisition extend beyond such date, no later than January 29, 1999.

     c. Term Loan Records. Each Lender shall maintain records evidencing (i) each Libor Rate Portion for the Term Loan made by such Lender, (ii) each Libor Rate Period, Libor Rate Period Commencement Date, Libor Rate and rate of interest for each Libor Rate Portion for such Term Loan and (iii) the date and amount of each payment applied to any Libor Rate Portion for such Term Loan. Each such record shall be presumptively correct. No failure of such Lender to maintain any such record and no error by such Lender in maintaining any such record shall affect the obligation of the Borrower to repay the principal amount of each Term Loan, the obligation of the Borrower to pay interest on the outstanding principal amount of each Term Loan or any other obligation of the Borrower pursuant to this Agreement.

     d. Repayment. The Borrower shall repay the principal amount of each Term Loan to the Agent for the account of the Lender that made such Term Loan in 20 installments, with the first of such installments to become due on March 31, 1999 and one of such installments to become due on each succeeding June 30, September 30, December 31 and March 31 and on the Maturity Date through the earlier of (i) December 31, 2003 or (ii) the Maturity Date, when the Borrower shall repay the outstanding principal amount of all Term Loans to the Agent for the accounts of the Lenders and pay to the Agent for the accounts of the Lenders and the Agent all interest payable pursuant to this Agreement in connection with any Term Loan and remaining unpaid and all other amounts payable by the Borrower pursuant to this Agreement in connection with any Term Loan and remaining unpaid. Each of such installments shall be such Lender's Commitment Percentage of $3,750,000.

     e. Optional Repayment in Advance. Except during any Libor Rate Period for any Libor Rate Portion for Term Loans (during which such option shall only be available upon the payment of each amount required pursuant to Section 10d of this Agreement), the Borrower shall have the option of repaying to the Agent for the accounts of the Lenders the aggregate outstanding principal amounts of Term Loans in advance in full or in part at any time and from time to time without any premium or penalty; provided, however, that (i) no such repayment shall be made unless at least five but not more than eight Business Days before the making thereof the Agent receives a written notice executed by a Designated Officer and specifying the date and amount thereof, (ii) the total of all such repayments in part made on any day shall be at least $2,000,000 and an integral multiple of $1,000,000 except when repaying the next regularly scheduled installments of principal of all Term Loans, (iii) immediately after the making of any such repayment the ratio of the total of the outstanding principal amount of the Term Loan made by any Lender to the aggregate outstanding principal amounts of all Term Loans shall be the same as immediately before the making thereof and (iv) upon making any such repayment in full the Borrower shall pay to each Lender all interest payable to such Lender pursuant to this Agreement in connection with the Term Loan made by such Lender and remaining unpaid and pay to each Lending Entity all other amounts payable by the Borrower to such Lending Entity pursuant to this Agreement and remaining unpaid. Each such repayment in part with respect to any Term Loan shall be applied to the installments of the principal amount of such Term Loan in the inverse order of such installments becoming due except when repaying the next regularly scheduled installment of principal of such Term Loan.

     f. Mandatory Repayment in Advance. Upon the receipt by the Borrower or any Subsidiary of any Net Proceeds not applied to the full or partial repayment of all Revolving Loans in accordance with Section 2f of this Agreement, the Borrower shall repay to the Agent for the accounts of the Lenders in advance the aggregate outstanding principal amounts of all Term Loans by the amount of such Net Proceeds. Immediately after the making of any such repayment of all Term Loans the ratio of the outstanding principal amount of the Term Loan made by any Lender to the aggregate outstanding principal amounts of all Term Loans shall be the same as immediately before the making thereof.

     g. Interest. From and including the date the Term Loan made by any Lender is made to but not including the date the outstanding principal amount of such Term Loan is repaid in full, the Borrower shall pay to the Agent for the account of such Lender interest on such outstanding principal amount at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such outstanding principal amount be (A) except for any Libor Rate Portion for such Term Loan if such day falls in any Libor Rate Period for such Libor Rate Portion, the total of (I) the Applicable Interest Margin and (II) the rate per year, expressed as a percentage, that is the rate in effect such day as Marine's Prime Rate or (B) for any Libor Rate Portion for such Term Loan if such day falls in any Libor Rate Period for such Libor Rate Portion, the rate per year, expressed as a percentage and rounded, if necessary, to the next higher .0001%, that is the total of (I) the Applicable Interest Margin and (II) the rate obtained by dividing (1) the Libor Rate for such Libor Rate Period by (2) expressed as a decimal, the difference between 100% and the maximum percentage of reserve requirement (including, but not limited to, any emergency, supplemental or other marginal percentage of reserve requirement) for such day specified by Regulation D of the Board of Governors of the Federal Reserve System for such Lender with respect to eurocurrency liabilities and (ii) on each day subsequent to the last day described in clause
(i) of this sentence be the total of (A) 2% and (B) the rate per year, expressed as a percentage, that is the rate in effect such subsequent day as Marine's Prime Rate; provided, however, that (1) such interest shall not be charged as provided in clause (i)(B) of this sentence, and shall be charged as provided in clause (i)(A) of this sentence, with respect to any Libor Rate Portion for such Term Loan during any Libor Rate Period for such Libor Rate Portion if before such Libor Rate Period begins (a) any Governmental Authority asserts that it is unlawful, or such Lender determines that it is unlawful, for such Lender to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (b) such Lender determines that sufficient United States dollar deposits are not available for such Libor Rate Period to such Lender or any participant in such Libor Rate Portion to the extent of its interest in such Libor Rate Portion or (c) the Agent determines that information necessary to determine the rate to be charged pursuant to such clause (i)(B) is unavailable, (2) such interest shall cease to be charged as provided in such clause (i)(B), and shall begin to be charged as provided in such clause (i)(A), during any Libor Rate Period for such Libor Rate Portion if any Governmental Authority asserts that it is unlawful, or such Lender determines that it is unlawful, for such Lender to continue to charge interest with respect to such Libor Rate Portion during such Libor Rate Period at a rate determined by reference to a Libor Rate, (3) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (4) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Agent or such Lender, shall be refunded to the Borrower, it being the intention of each Lending Entity and the Borrower that such interest not be payable at a rate in excess of such maximum rate. Except as otherwise provided in Section 4d or 4e of this Agreement, (i) a payment of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month after the calendar month in which such Term Loan is made (unless such Term Loan is made on the last day of a calendar month, in which case such payments of interest shall begin on the first day of the second calendar month after the calendar month containing such day), except for any of such interest payable with respect to any Libor Rate Portion for such Term Loan for any Libor Rate Period for such Libor Rate Portion, and (ii) all of such interest payable with respect to any Libor Rate Portion for such Term Loan for any Libor Rate Period for such Libor Rate Portion shall become due on the day after the last day in such Libor Rate Period and, if such Libor Rate Period is six months, on the three-month anniversary of the Libor Rate Period Commencement Date for such Libor Rate Period. Interest charged as provided in clause (i)(A) or clause (ii) of the first sentence of this Section 4g shall be calculated on the basis of a 365-day year or 366-day year, as applicable, for the actual number of days elapsed and interest charged as provided in clause
(i)(B) of the first sentence of this Section 4g shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     h. General Provisions as to Repayment and Payment. Repayment of the principal amount of each Term Loan, payment of all interest payable pursuant to this Agreement in connection with any Term Loan and payment of all other amounts payable by the Borrower pursuant to this Agreement in connection with any Term Loan shall be made in lawful money of the United States and immediately available funds by payment to the Agent for the accounts of the Lenders and the Agent at the banking office of the Agent located at One Marine Midland Center, Buffalo, New York, or at such other office of the Agent as may at any time and from time to time be specified in any notice given to the Borrower by the Agent. Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority; provided, however, that, if such deduction or withholding is required by any Law, (i) such repayment or payment shall include such additional amount as necessary to result in the net amount of such repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and (iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law. No such repayment or payment shall be deemed to have been received by the Agent until received by the Agent at the office of the Agent determined in accordance with the second preceding sentence, and any such repayment or payment received by the Agent at such office after 11:00 A.M. eastern United States time on any day shall be deemed to have been received by the Agent at the time such office opens for business on the next Business Day. If the time by which any of the principal amount of any Term Loan is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in Section 4g of this Agreement.

     i. Libor Rate Election. At any time and from time to time, the Borrower may irrevocably make a Libor Rate Election relating to Term Loans that specifies (i) expressed as a dollar amount, the portion of the aggregate outstanding principal amounts of Term Loans to which such Libor Rate Election relates, (ii) the Libor Rate Business Day that is to be the Libor Rate Period Commencement Date for the Libor Rate Period elected pursuant to such Libor Rate Election and (iii) whether a one-month, three-month or six-month option is elected as to the length of such Libor Rate Period; provided, however, that (I) such Libor Rate Period may not extend beyond the earlier of (A) December 31, 2003 or (B) the Maturity Date,
(II) such Libor Rate Election may not change any election made pursuant to any prior Libor Rate Election and (III) such Libor Rate Election need not be honored by any Lending Entity if (1) such Libor Rate Election is received by the Agent more than five or less than three Libor Rate Business Days before such Libor Rate Period Commencement Date, (2) any Event of Default or Default occurs or exists before or on such Libor Rate Period Commencement Date, (3) the dollar amount specified in clause (i) of this sentence is not at least $2,000,000 and an integral multiple of $1,000,000 or (4) such Libor Rate Period would overlap more than eight other Libor Rate Periods. Each Libor Rate Period shall end on the day before the numerically corresponding day (or, if there is no numerically corresponding day, the last day) of the calendar month that is the number of months (e.g., one month, three months or six months) corresponding to the option elected pursuant to such Libor Rate Election, except that, if such numerically corresponding day (or such last day) is not a Libor Rate Business Day, such Libor Rate Period shall end on the day before the first Libor Rate Business Day following such numerically corresponding day (or such last day) unless such first Libor Rate Business Day does not fall in the same calendar month as such numerically corresponding day (or such last day), in which case such Libor Rate Period shall end on the date before the Libor Rate Business Day immediately preceding such numerically corresponding day (or such last day). The dollar amount specified in clause (i) of the first sentence of this Section 4i specified in any Libor Rate Election shall be allocated by the Agent among the Lenders so that the ratio, expressed as a percentage, of (i) the outstanding principal amount of the Term Loan made by any Lender included in all Libor Rate Portions to (ii) the total of all Libor Rate Portions is the same as the Commitment Percentage of such Lender. Each Lending Entity may treat as made by the Borrower and rely upon, and the Borrower shall be bound by, any oral (including, but not limited to, telephonic), written (including, but not limited to, facsimile) or other Libor Rate Election that the Agent believes in good faith to be valid and to have been made on behalf of the Borrower by any Designated Officer, and no Lending Entity shall incur any liability to the Borrower or any other Person as a direct or indirect result of such Libor Rate Election.

5. PREREQUISITES TO LOAN. The obligation of any Lender to make any Loan shall be conditioned upon the following:

     a. No Default. (i) There not existing at the time such Loan is to be made any Event of Default or Default and (ii) such Lender not reasonably believing that any Event of Default or Default so exists or, if such Loan is made, will occur or exist;

     b. Representations and Warranties. (i) Each representation and warranty made in this Agreement being true and correct as of the date of this Agreement and, except to the extent updated in a certificate executed by a Designated Officer and received by each Lending Entity before the time such Loan is to be made, as of such time, (ii) each other representation and warranty made to any Lending Entity by or on behalf of the Borrower pursuant to any Loan Document before the time such Loan is to be made being true and correct as of the date thereof, (iii) each financial statement provided to any Lending Entity by or on behalf of the Borrower pursuant to any Loan Document before the time such Loan is to be made having fairly presented the financial information it purports to reflect as of the date thereof and (iv) such Lender not reasonably believing that (A) any such representation or warranty, except to the extent so updated, was or is other than true and correct as of any date or time of determination of the truth or correctness thereof, (B) any event or condition the occurrence, non-occurrence, existence or non-existence of which is a subject of any such representation or warranty would have any Material Adverse Effect or (C) any such financial statement did not so fairly present such information as of the date thereof;

     c. Proceedings. Such Lender being satisfied as to each corporate or other proceeding of the Borrower or any Subsidiary in connection with any transaction contemplated by this Agreement; and

     d. Receipt by Lenders . The receipt by each Lender at or before the time such Loan is to be made of the following, in form and substance satisfactory to each Lending Entity:

          i. If such Loan is the first Revolving Loan made by such Lender, a Revolving Loan Note payable to the order of such Lender, appropriately completed and duly executed by the Borrower;

          ii. If such Loan is a Revolving Loan, a request for such Revolving Loan determined by the Agent to meet the requirements for such a request set forth in Section 2a of this Agreement;

          iii. If such Loan is the Term Loan made by such Lender, a Term Loan Note payable to the order of such Lender, appropriately completed and duly executed by the Borrower;

          iv. If such Loan is the first Loan made by such Lender, Continuing, Absolute and Unconditional Guaranty Agreements in favor of such Lender appropriately completed and duly executed by each Domestic Subsidiary (other than Moog-Hydrolux Hydraulic Systems, Inc.), unlimited as to amount;

          v. If such Loan is the first Loan made by such Lender, General Security Agreements in favor of the Agent, appropriately completed and duly executed by the Borrower and each Domestic Subsidiary (other than Moog-Hydrolux Hydraulic Systems, Inc.), covering, together with all other personal property and fixtures of such Person, all of the issued and outstanding shares of each class of stock and other ownership interests in each Domestic Subsidiary and 65% of the issued and outstanding shares of each class of stock and other ownership interests in each directly owned Foreign Subsidiary, together with each agreement, instrument and other writing evidencing any security covered thereby;

          vi. If such Loan is the first Revolving Loan or a Term Loan, Patent, Trademark and Copyright Collateral Assignments and Security Agreements in favor of the Agent, appropriately completed and duly executed by the Borrower and each Domestic Subsidiary (other than Moog-Hydrolux Hydraulic Systems, Inc.);

          vii. If such Loan is the first Loan made by such Lender, Mortgages or Deeds of Trust and Assignments of Leases and Rents in favor of the Agent, appropriately completed and duly executed by, as required, the Borrower and Montek, limited, as to the maximum principal amount the payment of which is secured thereby, to $12,900,000 with respect to such real property owned or leased by the Borrower located in the State of New York, covering, among other assets, the land and improvements now or hereafter located at such real property, together with related Environmental Indemnity Agreements, appropriately completed and duly executed by the Borrower and Montek;

          viii. If such Loan is the first Loan made by such Lender, a mortgagee's title insurance policy issued by a title insurer satisfactory to the Agent, limited, as to the maximum principal amount insured thereby, to the amounts referred to in clause (vii) of this Section 5d, insuring each mortgage lien or similar encumbrance on the assets covered by the Mortgages, Deeds of Trust and Assignments of Leases and Rents referred to in clause (vii) of this Section 5d;

          ix. If such Loan is the first Loan made by such Lender, ALTA surveys of the land and improvements covered by the Mortgages, Deeds of Trust and Assignments of Leases and Rents referred to in clause (vii) of this Section 5d prepared by a surveyor or surveyors satisfactory to the Agent and to the title insurer referred to in clause (viii) of this Section 5d, except that in the case of such land and improvements located in Torrance, California a prior survey and a survey affidavit from the Borrower may be provided instead of a current survey;

          x. If such Loan is the first Loan made by such Lender, Phase 1 environmental audits of the land and improvements covered by the Mortgages, Deeds of Trust and Assignments of Leases and Rents referred to in clause
     (vii) of this Section 5d prepared by an environmental consultant or consultants satisfactory to the Agent and, to the extent reasonably recommended by any such Phase 1 audits, Phase 2 environmental audits and other follow up reports;

          xi. If such Loan is the first Loan made by such Lender, an opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, counsel to the Borrower, addressed to each Lending Entity;

          xii. If such Loan is the first Loan made by such Lender, a certificate executed by the chief financial officer of the Borrower and stating that
     (A) there did not occur or exist at any time during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and there does not exist at the time such Loan is to be made any Event of Default or Default, (B) each representation and warranty made in this Agreement was true and correct as of all times during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and is true and correct as of the time such Loan is to be made, except to the extent updated in a certificate executed by a Designated Officer and received by such Lender before the time such Loan is to be made and (C) after the consummation of the Acquisition and the use of the proceeds of the Term Loan and the first Revolving Loan made by each Lender in accordance with Section 6a of this Agreement, the Borrower and all Subsidiaries, taken as a whole, will be Solvent;

          xiii. If such Loan is the first Loan made by such Lender, evidence that each of the Borrower and all Domestic Subsidiaries is at the time such Loan is to be made (A) in good standing under the Law of the jurisdiction in which it is organized and (B) duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is necessary except where the failure to so qualify would not have any Material Adverse Effect;

          xiv. If such Loan is the first Loan made by such Lender, a copy of the certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of each of the Borrower and all Domestic Subsidiaries certified by its Secretary or a Person having functions with respect to it similar to those of the Secretary of a corporation to be complete and accurate at the time such Loan is to be made;

          xv. If such Loan is the first Loan made by such Lender, evidence of the taking and the continuation in full force and effect at the time such Loan is to be made of each corporate or other action of the Borrower or any other Person necessary to authorize the obtaining of all Loans by the Borrower, the execution, delivery and performance of each Loan Document by each Person other than any Lending Entity and the imposition or creation of each security interest, mortgage and other lien and encumbrance imposed or created pursuant to any Loan Document;


          xvi. If such Loan is the first Loan made by such Lender, evidence (A) that no asset subject to any mortgage, security interest or other lien or encumbrance pursuant to any Loan Document is at the time such Loan is to be made subject to any other security interest, mortgage or other lien or encumbrance, except for Permitted Liens, and (B) of the making of each recording and filing, and of the taking of each other action, deemed necessary or desirable by the Agent at the sole option of the Agent to perfect or otherwise establish, preserve or protect the priority of any such security interest, mortgage or other lien or encumbrance;

          xvii. If such Loan is the first Loan made by such Lender, evidence that each requirement contained in any Loan Document with respect to insurance is being met at the time such Loan is to be made;

          xviii. If such Loan is the first Loan made by such Lender, payment on the date of this Agreement of a facility fee to the Agent, on behalf of each Lender, equal for each Lender to the amount provided for in any fee letter or other fee arrangement between the Borrower and such Lender;

          xix. If such Loan is the first Loan made by such Lender, a copy of each Acquisition Document and evidence of the closing of the Acquisition in accordance with the terms thereof, including, but not limited to, the expiration of the related waiting period therefor under the Hart-Scott-Rodino Act and any other applicable Law, together with an assignment by the Borrower in favor of the Lenders of all representations, warranties, covenants and indemnities in favor of the Borrower contained in any Acquisition Document;

          xx. If such Loan is the first Loan made by such Lender, (A) a copy of each indenture, note or other agreement, instrument or other writing evidencing or otherwise relating to the Subordinated Indebtedness, certified by a Designated Officer to be complete and accurate at the time such Loan is to be made and (B) evidence of the giving of any notice of this Agreement or any other Loan Document required to be delivered or provided to any trustee or other Person in order for (I) this Agreement to qualify as the "Credit Agreement" for purposes of the Indenture, dated as of May 10, 1996, between the Borrower and Fleet National Bank, as such Indenture may be or have been amended, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, and (II) the obligations under this Agreement or any such other Loan Document to qualify for the most preferential treatment accorded to senior indebtedness pursuant to any document referred to in the preceding clause (A);

          xxi. Each additional agreement, instrument and other writing (including, but not limited to, (A) each agreement, instrument and other writing intended to be filed or recorded with any Governmental Authority to perfect or otherwise establish, preserve or protect the priority of any security interest, mortgage or other lien or encumbrance created or imposed pursuant to any Loan Document and (B) if such Loan is not the first Loan made by such Lender, each item referred to in any of clauses (i) through
     (xxi) of this Section 5d required by any Loan Document or reasonably deemed necessary or desirable by the Required Lenders; and

          xxii. Payment of all costs and expenses payable pursuant to the first sentence of Section 10a of this Agreement at or before the time such Loan is to be made.

6. REPRESENTATIONS AND WARRANTIES. Except as fully and accurately described or referred to in the related Schedules attached to and made a part of this Agreement, the Borrower represents and warrants to each Lending Entity, and, except to the extent updated in a certificate executed by a Designated Officer and received by the Agent before the time any Loan is made, the Borrower shall be deemed to represent and warrant to each Lending Entity as of such time, as follows:

     a. Use of Proceeds. The proceeds of the Term Loan and first Revolving Loan made by each Lender will be used only to (i) finance the Acquisition, (ii) pay fees and expenses (including, but not limited to, amounts paid for prepaid services) incurred by the Borrower in connection with the Acquisition and (iii) refinance and pay in full existing indebtedness of the Borrower pursuant to its existing revolving credit facility, which thereafter shall be automatically and irrevocably canceled and terminated. The proceeds of each subsequent Revolving Loan will be used only for working capital of the Borrower or any Subsidiary and other cash needs of the Borrower or any Subsidiary arising in the ordinary course of its business or in furtherance of any other act expressly permitted pursuant to this Agreement (not including any corporate or other acquisition other than pursuant to a Permitted Acquisition by the Borrower or any Subsidiary).

     b. Consummation of Acquisition. The Acquisition is being consummated simultaneously with the making of the first Loan in accordance with each requirement of any Acquisition Document.

     c. Subsidiaries; Affiliates. The Borrower has (i) no Subsidiary and (ii) no Affiliate that is not an individual.

     d. Good Standing; Qualification; Authority. Each of the Borrower and all Domestic Subsidiaries (i) is duly organized, validly existing and in good standing under the law of the jurisdiction in which it is organized, (ii) is duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is necessary except where the failure to so qualify would not have any Material Adverse Effect and (iii) has the power and authority to conduct its business and operations as now and as anticipated that its business and operations will hereafter be conducted, own each of its assets and use each of its assets as now and as anticipated that such asset will hereafter be used.

     e. Control. There is no Person other than the Borrower and all Subsidiaries who or that, insofar as the Borrower has knowledge or reason to know in the ordinary course of its business, has (i) Control over the Borrower or any Subsidiary or (ii) the right pursuant to any agreement with any Person having such Control to acquire such Control.

     f. Compliance. The present and anticipated conduct of the business and operations of the Borrower and each Domestic Subsidiary, the present and anticipated ownership and use of each asset of the Borrower and each Domestic Subsidiary, the present and anticipated use of each asset leased by the Borrower or any Domestic Subsidiary as a lessee and the generation, treatment, storage, recycling, transportation and disposal by the Borrower or any Domestic Subsidiary of any Hazardous Material are in compliance in each material respect with each applicable Law (including, but not limited to, each applicable Environmental Law). Each material trademark, service mark, trade name, patent, copyright, license and franchise, and each material authorization, certification, certificate, approval, permit and consent from, registration and filing with, declaration, report and notice to and other act by or relating to any Person, necessary for the present or anticipated conduct of the business or operations of the Borrower or any Domestic Subsidiary, the present or anticipated ownership or use of any asset of the Borrower or any Domestic Subsidiary, the present or anticipated use of any asset leased by the Borrower or any Domestic Subsidiary as a lessee or the generation, treatment, storage, recycling, transportation or disposal by the Borrower or any Domestic Subsidiary of any Hazardous Material has been duly obtained, made, given or done and is in full force and effect. Each of the Borrower and all Domestic Subsidiaries (i) has taken or caused to be taken each action necessary to preserve and protect each such material trademark, service mark, trade name, patent, copyright, license and franchise with respect to it and (ii) is in compliance in each material respect with (A) each such material authorization, certification, certificate, approval, permit and consent with respect to it, (B) each certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of it and (C) each material agreement and instrument to which it is a party or by which it or any of its assets is bound.

     g. Environmental Matters. To the best of the knowledge of the Borrower after due inquiry:

          i. There has not been any Release or threatened Release of any Hazardous Material at, in, on or under any property now or previously owned, leased as a lessee or used by the Borrower or any Domestic Subsidiary that, whether alone or together with any other such Release or threatened Release or other such Releases and threatened Releases, has had or will have any Material Adverse Effect;

          ii. No property now or previously owned, leased as a lessee or used by the Borrower or any Domestic Subsidiary and no property to or from which the Borrower or any Domestic Subsidiary has transported or arranged for the transportation of any Hazardous Material has been listed or proposed for listing on the National Priorities List pursuant to CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System or any other list of sites requiring investigation or clean-up that is maintained by any Governmental Authority, except for any such listing that has not had and will not have any Material Adverse Effect;

          iii. There is no active or abandoned underground storage tank at, in, on or under any property now or previously owned, leased as a lessee or used by the Borrower or any Domestic Subsidiary that, whether alone or together with any other such storage tank or other such storage tanks, has had or will have any Material Adverse Effect;

          iv. There is no polychlorinated biphenyl or friable asbestos present at, in, on or under any property now or previously owned, leased as a lessee or used by the Borrower or any Domestic Subsidiary that, whether alone or together with any other such polychlorinated biphenyl, other such polychlorinated biphenyls or any other friable asbestos, has had or will have any Material Adverse Effect; and

          v. There exists no condition at, in, on or under any property now or previously owned, leased as a lessee or used by the Borrower or any Domestic Subsidiary that, after notice, lapse of time or both notice and lapse of time, would or might reasonably be expected to give rise to any liability under any Environmental Law that will have any Material Adverse Effect.

     h. Legality. The Acquisition and the obtaining of each Loan by the Borrower
(i) are and will be in furtherance of the purposes of the Borrower and within the power and authority of the Borrower, (ii) do not and will not (A) violate or result in any violation of any Law or any judgment, order or award of any Governmental Authority or arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, lapse of time or both notice and lapse of time) any default under or result in or require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of the Borrower pursuant to (I) the certificate or articles of incorporation or other charter document of the Borrower, (II) the by-laws or other organizational document of the Borrower, (III) any shareholder agreement, voting trust or similar arrangement applicable to any stock of the Borrower,
(IV) any resolution or other action of record of the shareholders or board of directors of the Borrower or (V) any material agreement or instrument to which the Borrower is a party or by which the Borrower or any material asset of the Borrower is bound and (iii) have been duly authorized by each necessary action of the shareholders or board of directors of the Borrower. The execution, delivery to the Agent and performance of each Loan Document by, other than all Lending Entities, each Person that is contemplated by such Loan Document as a party thereto and the imposition or creation of each security interest, mortgage and other lien and encumbrance imposed or created pursuant thereto (i) are and will be in furtherance of the purposes of such Person and within the power and authority of such Person, (ii) do not and will not (A) violate or result in any violation of any Law or any judgment, order or award of any Governmental Authority or arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, lapse of time or both notice and lapse of time) any default under or, other than pursuant to any Loan Document, result in or require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of such Person pursuant to (I) any certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of such Person, (II) any shareholder agreement, voting trust or similar arrangement applicable to any stock of or other ownership interest in such Person, (III) any resolution or other action of record of any such shareholders or members of such Person, any board of directors or trustees of such Person or any other Person responsible for governing such Person or (IV) any material agreement or instrument to which such Person is a party or by which such Person or any material asset of such Person is bound and (iii) have been duly authorized by each necessary action of any such shareholders, members, board of directors or trustees or other Person. Each authorization, certification, certificate, approval, permit, consent, franchise and license from, registration and filing with, declaration, report and notice to and other act by or relating to any Person required as a condition of the Acquisition, the obtaining of any Loan by the Borrower, the execution, delivery to the Agent or performance of any Loan Document by, other than all Lending Entities, any Person that is contemplated by such Loan Document as a party thereto or the imposition or creation of any security interest, mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document has been duly obtained, made, given or done and is in full force and effect. Each Loan Document has been duly executed and delivered to the Agent by, other than all Lending Entities, each Person that is contemplated by such Loan Document as a party thereto.

     i. Acquisition Documents. The Borrower has heretofore delivered to the Agent a correct and complete copy of each Acquisition Document.

     j. No Waiver or Default. The Borrower (i) except with the prior written consent of the Required Lenders, has not waived any condition of the Borrower's obligation to consummate the Acquisition and (ii) is not and will not be in default under any Acquisition Document.

     k. Representations and Warranties. Each representation and warranty made in any Acquisition Document by the Borrower is true and correct in all material respects and, to the best of the knowledge of the Borrower, all other representations and warranties made in any Acquisition Document by any Person other than the Borrower are materially true and correct taken as a whole.

     l. Fiscal Year. The fiscal year of the Borrower and each Domestic Subsidiary is the year ending on the last Saturday in September.

     m. Financial Statements. The Borrower has heretofore delivered to each Lender a copy of each of the following financial statements:

          i. Audited consolidated and unaudited consolidating statements of income, and an audited consolidated statement of cash flows, of the Borrower for its fiscal year ended the last Saturday in September, 1997;

          ii. An audited consolidated and unaudited consolidating balance sheet of the Borrower dated as of the last Saturday in September, 1997;

          iii. An unaudited consolidated statement of cash flows of the Borrower for its fiscal period ended June 30, 1998;

          iv. Preliminary unaudited consolidated and consolidating statements of income of the Borrower for its fiscal year ended the last Saturday in September, 1998; and

          v. A preliminary unaudited consolidated and consolidating balance sheet of the Borrower dated as of the last Saturday in September, 1998.

Each such financial statement (i) is in accordance with the records of the Borrower and each Subsidiary and (ii) presents fairly taken as a whole the results of the operations and cash flows of the Borrower and all Subsidiaries for the fiscal period covered thereby, or the financial position of the Borrower and all Subsidiaries as of the date thereof, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal period of the Borrower, subject (in the case of unaudited financial statements) to normal year-end audit adjustments.

     n. Projections. The Borrower has heretofore delivered to each Lender a copy of projections contained in a book prepared for a bank meeting held on October 6, 1998. Each such projection presented fairly taken as a whole the Borrower's estimate as of the date of its preparation of the projected results of the operations, and the projected cash flows, of the Borrower and all Subsidiaries for the fiscal years covered thereby, or the projected financial position of the Borrower and all Subsidiaries as of the date thereof, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the fiscal year of the Borrower ended the last Saturday in September, 1997, subject to the limitations as to assumptions and other matters described in such book.

     o. Material Adverse Effects; Distributions. Since the later of (i) the last Saturday in September, 1997 or (ii) the date of the financial statements most recently provided pursuant to clause (ii) Section 7h of this Agreement, (A) there has not occurred or existed any event or condition that has had or will have any Material Adverse Effect and (B) neither the Borrower nor any Subsidiary has declared, paid, made or agreed or otherwise incurred any obligation to declare, pay or make any Distribution other than a Permitted Distribution.

     p. Tax Returns and Payments. Each of the Borrower and all Domestic Subsidiaries has duly (i) filed each tax return required to be filed by it and
(ii) paid or caused to be paid each tax, assessment, fee, charge, fine and penalty that has been imposed by any Governmental Authority upon it or any of its assets, income and franchises and has become due, except for any such tax, assessment, fee, charge or penalty (A) the validity of which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) for which adequate reserves have been appropriately established in accordance with generally accepted accounting principles, (C) not resulting in any lien that is not effectively stayed and (D) the nonpayment of which does not have any Material Adverse Effect.

     q. Certain Indebtedness. Neither the Borrower nor any Subsidiary has any Indebtedness except for Permitted Indebtedness.

     r. Pension Obligations. No Pension Plan was or is a multiemployer plan, as such term is defined in Section 3(37) of ERISA. The present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits by any amount that would have a Material Adverse Effect. Since September 2, 1974, (i) no Prohibited Transaction that could subject any Pension Plan to any tax or penalty imposed pursuant to the Internal Revenue Code or ERISA has been engaged in by any Pension Plan, (ii) there has not occurred or existed with respect to any Pension Plan any Reportable Event or Accumulated Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an Accumulated Funding Deficiency, (B) after notice, lapse of time or both notice and lapse of time will or might constitute a Reportable Event or (C) constituted or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, (iii) no Pension Plan has been terminated, (iv) no trustee has been appointed by a United States District Court to administer any Pension Plan, (v) no proceeding seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan has been instituted, and
(vi) neither the Borrower nor any Subsidiary has made any complete or partial withdrawal from any Pension Plan. s.ab Capital Leases. Each capital lease pursuant to which the Borrower or any Domestic Subsidiary is obligated (whether as a lessee or otherwise) entitles each lessee thereunder to undisturbed possession of each asset leased thereby during the full term thereof.

     t. Assets; Liens and Encumbrances. Immediately after the consummation of the Acquisition, the Borrower will have good and marketable title to all of the issued and outstanding shares of stock of Montek, and none of such shares will be subject to any security interest, mortgage or other lien or encumbrance, except in favor of the Agent. Each of the Borrower and all Domestic Subsidiaries and Directly-Owned Foreign Subsidiaries has good and marketable title to each material asset it purports to own, and no such asset is subject to any security interest, mortgage or other lien or encumbrance, except for Permitted Liens.

     u. Investments. Neither the Borrower nor any Subsidiary has any Investment in any other Person, except for Permitted Investments.

     v. Judgments and Litigation. There is no outstanding judgment, order or award of any Governmental Authority or arbitrator, and no pending or threatened claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or before any arbitrator, that (i) is against or otherwise involves the Borrower or any Subsidiary or any asset of the Borrower or any Subsidiary and has had or will have any Material Adverse Effect or (ii) renders invalid or questions the validity of any Acquisition Document or Loan Document or any action taken or to be taken pursuant to any Acquisition Document or Loan Document. No such outstanding judgment, order or award, and no such audit, investigation or action or other legal proceeding has had or will have any Material Adverse Effect.

     w. Transactions with Affiliates and Foreign Subsidiaries. There exists no agreement, arrangement, transaction or other dealing (including, but not limited to, the purchase, sale, lease, exchange or other acquisition or disposition of any asset and the rendering of any service) between the Borrower or any Subsidiary and any Affiliate or Foreign Subsidiary, except for agreements, arrangements, transactions and other dealings in the ordinary course of business of the Borrower or any Subsidiary upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's length agreement, arrangement, transaction or other dealing with a Person who or that is not an Affiliate or Foreign Subsidiary.

     x. Year 2000 Compliance . Each of the Borrower, all Domestic Subsidiaries (other than Montek) and all Directly-Owned Foreign Subsidiaries has assessed or is assessing all Systems relating to it to determine the extent to which such Systems are Year 2000 Compliant. The expense of correcting and deploying all of such Systems that are not Year 2000 Compliant and testing such Systems to confirm that such Systems are Year 2000 Compliant and the consequences of all of such Systems that fail to be Year 2000 Compliant so failing will not have any Material Adverse Effect.

     y. Subordinated Debt. The Borrower has given each notice of this Agreement or any other Loan Document required to be delivered or provided to any trustee or other Person and has taken each other required action in order for (i) this Agreement to qualify as the "Credit Agreement" for purposes of the Indenture, dated as of May 10, 1996, between the Borrower and Fleet National Bank, as such Indenture may be or have been amended, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, and (ii) the obligations under this Agreement or any such other Loan Document to qualify for the most preferential treatment accorded to senior indebtedness pursuant to any document referred to in clause (xx)(A) of Section 5d of this Agreement.

     z. Default. There does not exist, and immediately after the consummation of the Acquisition there will not have occurred or existed, any Event of Default or Default.

     aa. Solvency. Each of the Borrower and the Borrower and all Subsidiaries, taken as a whole, are, and upon the incurrence of any obligation by the Borrower or any Subsidiary on any date on which this representation and warranty is made, will be, Solvent.

     bb. Full Disclosure. Neither any Acquisition Document or Loan Document nor any certificate or other writing heretofore provided to any Lending Entity by or on behalf of the Borrower pursuant to any Loan Document contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any material respect. The Borrower has not failed to disclose to the Agent any fact that has had or will have any Material Adverse Effect.

     7. AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower shall do the following unless the prior written consent of the Required Lenders to not doing so shall have been obtained by the Borrower from the Required
Lenders:

     a. Good Standing; Qualification. Cause each of the Borrower and all Domestic Subsidiaries at all times to (i) maintain its corporate, partnership or other existence in good standing and (ii) remain or become and remain duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is or becomes necessary except where the failure to so qualify would not have any Material Adverse Effect;

     b. Compliance. (i) Cause each of the Borrower and all Domestic Subsidiaries at all times to (A) conduct its business and operations, own and use each of its assets, use each asset leased by it as a lessee, and generate, treat, store, recycle, transport and dispose of all Hazardous Material in its possession or control, in compliance in each material respect with each applicable Law (including, but not limited to, each applicable Environmental Law) (except that to the extent of any non-compliance involving Montek existing on the date of, and disclosed in, this Agreement or any other Loan Document that does not have any Material Adverse Effect, the Borrower shall cause correct, or shall cause Montek to correct, such non-compliance promptly in the ordinary course of business), (B) maintain in full force and effect, preserve and protect each material trademark, service mark, trade name, patent, copyright, license and franchise, and obtain, make, give or do and maintain in full force and effect each material authorization, certification, certificate, approval, permit and consent from, registration and filing with, declaration, report and notice to and other act by or relating to any Person, necessary for the conduct of its business or operations, the ownership or use of any of its assets, the use of any asset leased by it as a lessee or the generation, treatment, storage, recycling, transportation or disposal of any Hazardous Material in its possession or control and (C) remain in compliance in each material respect with
(I) each such material authorization, certification, certificate, approval, permit, consent, franchise and license, (II) each certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of it and (III) each material agreement and instrument to which it is a party or by which it or any of its material assets is bound, (ii) promptly upon acquiring knowledge or reason to know of any notice or allegation that the Borrower or any Domestic Subsidiary (A) has not complied in any material respect with any applicable Law (including, but not limited to, any Environmental Law) in the conduct of its business or operations, the ownership or use of any of its assets, the use of any asset leased by it as a lessee or the generation, treatment, storage, recycling, transportation or disposal of any Hazardous Material in its possession or control, (B) has not maintained in full force and effect, preserved or protected any such material trademark, service mark, trade name, patent, copyright, license or franchise or obtained, made, given, done or maintained in full force and effect any such material authorization, certification, certificate, approval, permit, consent, registration, filing, declaration, report, notice or act, (C) has not complied in any material respect with any such material license, franchise, authorization, certification, certificate, approval, permit, consent, certificate or articles of incorporation or organization, by-laws, operating or partnership agreement, other charter, organizational or governing document or material agreement or instrument or (D) is or may be liable for any cost associated with or damage resulting from any Release, threatened Release or clean-up of any Hazardous Material, provide to the Agent a certificate executed by a Designated Officer and specifying the nature of such notice or allegation and what action the Borrower has taken, is taking or proposes to take with respect thereto and (iii) promptly upon acquiring knowledge or reason to know in the ordinary course of its business of any development with respect to any such notice or allegation theretofore disclosed by the Borrower to the Agent that has or will have any Material Adverse Effect, provide to the Agent a certificate executed by a Designated
Officer and specifying the nature of such development and what action the Borrower has taken, is taking or proposes to take with respect thereto;

     c. Consolidated Net Worth. Assure that at as of the end of each fiscal quarter of the Borrower set forth below the Consolidated Net Worth of the Borrower is not less than the minimum dollar amount set forth below:

=========================================================================

FISCAL QUARTER      4th Qtr. 1998 -    4th Qtr. 2000-    4th Qtr. 2001
                    3rd Qtr. 2000      3rd Qtr. 2001     and thereafter

-------------------------------------------------------------------------
Minimum Amount         170.0               190.0             200.0
($ millions)

=========================================================================

     d. Interest Coverage Ratio. Assure that as of the end of each fiscal quarter of the Borrower set forth below the Interest Coverage Ratio is not less than the following minimum applicable ratio:

=================================================================

FISCAL QUARTER                3rd Qtr. 1999 -    4th Qtr. 2000
                              3rd Qtr. 2000      and thereafter
-----------------------------------------------------------------
Minimum Applicable Ratio          2.75                3.00
=================================================================

     e. Fixed Charge Coverage Ratio. Assure that as of the end of each fiscal quarter of the Borrower set forth below the Fixed Charge Coverage Ratio is not less than the following minimum applicable ratio:

===================================================================

FISCAL QUARTER                3rd Qtr. 1999 -    4th Qtr. 2001
                              3rd Qtr. 2001      and thereafter
-------------------------------------------------------------------
Minimum Applicable Ratio          1.10               1.20
===================================================================

     f. Leverage Ratio. Assure that as of the end of each fiscal quarter of the Borrower set forth below the Leverage Ratio does not exceed the following maximum applicable ratio:

================================================================================

FISCAL QUARTER              3rd Qtr.    4th Qtr.     4th Qtr.    4th Qtr.   4th
                            1999 -     2000 - 3rd   2001 - 3rd   2002 -     Qtr.
                            3rd Qtr.   Qtr. 2001    Qtr. 2002   3rd Qtr.    2003
                             2000                                  2003
--------------------------------------------------------------------------------
Maximum Applicable Ratio     4.50        4.25         4.00         3.50     3.00
================================================================================

     g. Accounting; Reserves; Tax Returns. Cause each of the Borrower and all Subsidiaries at all times to (i) maintain a system of accounting established and administered in accordance with generally accepted accounting principles and
(ii) file each tax return it is required to file;

     h. Financial and Other Information; Certificates of No Default . Provide to each Lending Entity, in form satisfactory to the Required Lenders, (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidating and consolidated statements of income, and a consolidated statement of cash flows, of the Borrower and all Subsidiaries for, with respect to statements of income, such fiscal quarter and, with respect to statements of income and cash flows, the period from the beginning of such fiscal year to the end of such fiscal quarter and a consolidating and consolidated balance sheet of the Borrower and all Subsidiaries as of the end of such fiscal quarter, each to be in reasonable detail, to set forth to the extent required in securities filings prepared by or on behalf of the Borrower comparative consolidated figures for the corresponding period in the preceding fiscal year of the Borrower, to be certified by the chief financial officer of the Borrower to be in accordance with the records of the Borrower and each Subsidiary and to present fairly taken as a whole the results of the operations and cash flows of the Borrower and all Subsidiaries for, as applicable, such fiscal quarter and the period from the beginning of such fiscal year to the end of such fiscal quarter, and the financial position of the Borrower and all Subsidiaries as of the end of such fiscal quarter, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal quarter of the Borrower, except for any intervening changes in generally accepted accounting principles, subject to normal year-end audit adjustments, (ii) within 120 days after the end of each fiscal year of the Borrower, consolidating and consolidated statements of income, and a consolidated statement of cash flows, of the Borrower for such fiscal year and a consolidating and consolidated balance sheet of the Borrower as of the end of such fiscal year, each to be in reasonable detail, to set forth
(A) variances from the budget with respect to such fiscal year previously provided by the Borrower pursuant to clause (iii) of this Section 7h and (B) comparative consolidated figures for the preceding fiscal year of the Borrower, to be audited by an independent nationally recognized public accountant and to present fairly taken as a whole the results of the operations and cash flows of the Borrower and all Subsidiaries for such fiscal year, and the financial position of the Borrower and all Subsidiaries as of the end of such fiscal year, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal year of the Borrower, except for any intervening changes in generally accepted accounting principles, and to have been based upon an audit by such accountant that was made in accordance with generally accepted auditing standards, (iii) no later than 45 days after the start of each fiscal year of the Borrower, a budget for each fiscal quarter of such fiscal year, (iv) together with each statement of income and balance sheet required to be delivered by the Borrower to each Lending Entity pursuant to clause (i) or (ii) of this Section 7h, a certificate
(A) executed by a Designated Officer, (B) setting forth in substantially the form attached to and made a part of this Agreement as Exhibit B whatever computations are required to establish whether the Borrower was in compliance with each of the covenants contained in Sections 7c, 7d, 7e, 7f and 8j of this Agreement during the period covered by such statement of income, (C) stating that the signers of such certificate have reviewed this Agreement and have made or have caused to be made under their supervision a review of the business, operations, assets, affairs and condition (financial or other) of each of the Borrower and all Subsidiaries during the period beginning on the first date covered by such statement of income and ending on the date of such certificate and (D) if during the period described in clause (iii)(C) of this Section 7h there did not occur or exist and there does not then exist any Event of Default or Default, so stating or, if during such period any Event of Default or Default occurred or existed or any Event of Default or Default then exists, stating the nature thereof, the date of occurrence or period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto, (v) as soon as available, (A) each financial statement, report, notice and proxy statement sent or made available by the Borrower to holders of its securities generally and (B) each publicly available periodic or special report, registration statement, prospectus and other written communication other than a transmittal letter filed by the Borrower with and each publicly available written communication received by the Borrower from any securities exchange or the Securities and Exchange Commission, (vi) within 30 days after the date of this Agreement, a true and correct copy of each Acquisition Document not heretofore provided to each Lender and (vii) promptly upon the request of the Agent and subject to any applicable Law that restricts, or any applicable agreement with any Person other than all Subsidiaries and Affiliates that in good faith restricts, the disclosure of information, all additional information relating to the Borrower, any Subsidiary or the business, operations, assets, affairs or condition (financial or other) of the Borrower or any Subsidiary that is reasonably requested by the Agent;

     i. Payment of Certain Indebtedness. Cause each of the Borrower and all Domestic Subsidiaries to pay, before the end of any applicable grace period, each tax, assessment, fee, charge, fine and penalty imposed by any Governmental Authority upon it or any of its assets, income and franchises and each claim and demand of any materialman, mechanic, carrier, warehouseman, garageman or landlord against it; provided, however, that no such tax, assessment, fee, charge, fine, penalty, claim or demand shall be required to be so paid so long as (i) the validity thereof is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) to the extent required by generally accepted accounting principles, adequate reserves have been appropriately established therefor, (iii) the execution or other enforcement of any lien resulting therefrom is effectively stayed and (iv) the nonpayment thereof does not have any Material Adverse Effect;

     j. Maintenance of Title and Assets; Insurance. Cause each of the Borrower and all Subsidiaries to (i) at all times maintain good and marketable title to each material asset it purports to own, (ii) at all times maintain each of its material tangible assets in good working order and condition, (iii) at any time and from time to time make each replacement of any of its tangible assets necessary or desirable for the conduct of its business or operations, (iv) at all times keep each of its insurable tangible assets insured with financially sound and reputable insurance carriers against fire and such other hazards as are insured by prudent companies in similar circumstances carrying on similar businesses and (v) at all times keep similarly adequately insured with financially sound and reputable insurance carriers against business interruption and liability on account of damage to any Person or asset or pursuant to any applicable workers' compensation Law;

     k. Inspections. Upon the reasonable prior request of the Agent or the Required Lenders and subject to (i) any applicable Law that restricts, or any applicable agreement with any Person other than all Subsidiaries and Affiliates that in good faith restricts, the disclosure of any information obtained pursuant to such request and (ii) the maintenance of the confidentiality of any such information by each Lending Entity, promptly permit each officer, employee, accountant, attorney and other agent of each Lending Entity to, without unreasonably disrupting the business or operations of the Borrower or such Domestic Subsidiary, (A) visit and inspect each of the premises of the Borrower and each Domestic Subsidiary, (B) subject to, if reasonably requested by the Borrower, the execution and delivery of a confidentiality agreement similar to those generally used in significant corporate acquisitions and mergers, examine, audit, copy and extract each record of the Borrower and each Domestic Subsidiary and (C) discuss the business, operations, assets, affairs and condition (financial or other) of the Borrower and each Domestic Subsidiary with each responsible officer of the Borrower and each Domestic Subsidiary and each independent accountant of the Borrower and each Domestic Subsidiary;

     l. Pension Obligations. (i) Promptly upon acquiring knowledge or reason to know in the ordinary course of its business of the occurrence or existence with respect to any Pension Plan of any Prohibited Transaction, Reportable Event or Accumulated Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an Accumulated Funding Deficiency, (B) after notice, lapse of time or both notice and lapse of time will or might constitute a Reportable Event or (C) constitutes or will or might constitute grounds for the initiation by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, provide to each Lending Entity a certificate executed by a Designated Officer and specifying the nature of such Prohibited Transaction, Reportable Event, Accumulated Funding Deficiency, event or condition, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto and (ii) promptly upon acquiring knowledge or reason to know in the ordinary course of its business of (A) the institution by the Pension Benefit Guaranty Corporation or any other Person of any proceeding under ERISA seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan or
(B) the complete or partial withdrawal or proposed complete or partial withdrawal by the Borrower or any Subsidiary from any Pension Plan, provide to each Lending Entity a certificate executed by a Designated Officer describing such proceeding, withdrawal or proposed withdrawal;

     m. Changes in Control. Promptly upon any change in Control of the Borrower or any Subsidiary, provide to the Agent a certificate executed by a Designated Officer and specifying such change;

     n. Judgments. Promptly upon acquiring knowledge or reason to know in the ordinary course of its business of any judgment, order or award of any Governmental Authority or arbitrator that (i) is against or otherwise involves the Borrower or any Subsidiary or any asset of the Borrower or any Subsidiary and has or will have any Material Adverse Effect or (ii) renders invalid any Acquisition Document or Loan Document or any action taken or to be taken pursuant to any Acquisition Document or Loan Document, provide to the Agent a certificate executed by a Designated Officer and specifying the nature of such judgment, order or award and what action the Borrower has taken, is taking or proposes to take with respect thereto;

     o. Litigation. (i) Promptly upon acquiring knowledge or reason to know in the ordinary course of its business of the commencement or threat of any claim, audit or investigation (other than a tax audit or any claim, audit or investigation that is a normal part of the review process for any contract of the Borrower or any Subsidiary) or action or other legal proceeding by or before any Governmental Authority or before any arbitrator that (A) is against or otherwise involves the Borrower or any Subsidiary or any asset of the Borrower or any Subsidiary and (I) involves in excess of $3,000,000 beyond applicable insurance coverages, if any, or results in excess of $3,000,000 beyond applicable insurance coverages, if any, in the aggregate for the Borrower and all Subsidiaries being involved in all claims, audits, investigations and actions and other legal proceedings by or before any Governmental Authority or before any arbitrator against or otherwise involving the Borrower or any Subsidiary or any asset of the Borrower or any Subsidiary, (II) seeks injunctive or similar relief which, if granted, would have any Material Adverse Effect or
(III) relates or may relate to any Environmental Law and would have any Material Adverse Effect, (B) otherwise has or will have any Material Adverse Effect or
(C) questions the validity of any Acquisition Document or Loan Document or any action taken or to be taken pursuant to any Acquisition Document or Loan Document, provide to the Agent a certificate executed by a Designated Officer and specifying the nature of such claim, audit, investigation or action or other legal proceeding and what action the Borrower has taken, is taking or proposes to take with respect thereto and (ii) promptly upon acquiring knowledge or reason to know in the ordinary course of its business of any development with respect to any claim, audit, investigation or action or other legal proceeding theretofore disclosed by the Borrower to the Agent, or any settlement of any tax audit, that has or will have any Material Adverse Effect, provide to the Agent a certificate executed by a Designated Officer and specifying the nature of such development or settlement and what action the Borrower has taken, is taking or proposes to take with respect thereto;

     p. Liens and Encumbrances. Promptly upon acquiring knowledge or reason to know in the ordinary course of its business that any asset of the Borrower or any Subsidiary has or may become subject to any security interest, mortgage or other lien or encumbrance other than Permitted Liens, provide to each Lending Entity a certificate executed by a Designated Officer and specifying the nature of such security interest, mortgage or other lien or encumbrance and what action the Borrower has taken, is taking or proposes to take with respect thereto;

     q. Defaults and Material Adverse Effects. Promptly upon acquiring knowledge or reason to know in the ordinary course of its business of the occurrence or existence of (i) any Event of Default or Default or (ii) any event or condition that has or will have any Material Adverse Effect, provide to each Lending Entity a certificate executed by a Designated Officer and specifying the nature of such Event of Default, Default, event or condition, the date of occurrence or period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto;

     r. Additional Guaranties and Security Agreements. Cause each Person that becomes a Domestic Subsidiary after the date of this Agreement to execute and deliver to the Agent, in form and substance satisfactory to the Required Lenders, (i) a guaranty agreement guaranteeing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to all Lending Entities, whether then existing or thereafter arising or accruing, and (ii) a security agreement (A) securing, without any limitation as to amount, the payment of all such indebtedness and other obligations and (B) granting a first perfected security interest, subject to Permitted Liens, in all personal property and fixtures of such Person;

     s. Year 2000 Compliance. In sufficient time before December 31, 1999 cause each of the Borrower and all Domestic Subsidiaries and Directly-Owned Foreign Subsidiaries to (i) correct and redeploy all Systems relating to such Person that are not Year 2000 Compliant and (ii) test all Systems relating to such Person to confirm that such Systems are Year 2000 Compliant; and

     t. Further Actions. Promptly upon the request of the Agent, execute and deliver or cause to be executed and delivered each writing, and take or cause to be taken each other action, that the Agent shall deem necessary or desirable at the sole option of the Agent to perfect or otherwise preserve or protect the priority of any security interest, mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document or to correct any error in any Loan Document.

8. NEGATIVE COVENANTS. During the term of this Agreement, the Borrower shall not, without the prior written consent of the Required Lenders, do, attempt to do or agree or otherwise incur, assume or have any obligation to do, and the Borrower shall assure that, without obtaining from the Agent the prior written consent of the Required Lenders, no Subsidiary does, attempts to do or agrees or otherwise incurs, assumes or has any obligation to do, any of the following:

     a. Fiscal Year. Unless a Foreign Subsidiary, change its fiscal year;

     b. Certain Indebtedness. Create, incur, assume or have any Indebtedness other than Permitted Indebtedness;

     c. Pension Obligations. (i) Engage in any Prohibited Transaction with respect to any Pension Plan, (ii) permit to occur or exist with respect to any Pension Plan any Accumulated Funding Deficiency or any event or condition that
(A) but for a waiver by the Internal Revenue Service would constitute an Accumulated Funding Deficiency or (B) constitutes or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, (iii) make any complete or partial withdrawal from any Pension Plan, (iv) fail to make to any Pension Plan any contribution that it is required to make, whether to meet any minimum funding standard under ERISA or any requirement of such Pension Plan or otherwise, or (v) terminate any Pension Plan in any manner, or otherwise take or omit to take any action with respect to any Pension Plan, that would or might result in the imposition of any lien upon any asset of the Borrower or any Subsidiary pursuant to ERISA;

     d. Liens and Encumbrances. Cause or permit, whether upon the happening of any contingency or otherwise, any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except for Permitted Liens;

     e. Investments. Make any Investment in any Person, except for Permitted Investments;

     f. Transactions with Affiliates and Foreign Subsidiaries. In the ordinary course of its business or otherwise, enter into, assume or permit to exist any agreement, arrangement, transaction or other dealing (including, but not limited to, the purchase, sale, lease, exchange or other acquisition or disposition of any asset and the rendering of any service) between it and any Affiliate or Foreign Subsidiary or otherwise deal with any Affiliate or Foreign Subsidiary, except for (i) reasonable compensation for services actually performed and customary and ordinary levels of severance and benefits packages, (ii) advances made in the ordinary course of its business to any Affiliate who is one of its officers and employees for out-of-pocket expenses incurred by such Affiliate on its behalf in the conduct of its business or operations and (iii) agreements, arrangements, transactions and other dealings in the ordinary course of its business upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's-length agreement, arrangement, transaction or other dealing with a Person who or that is not an Affiliate or Foreign Subsidiary;

     g. Distributions. Declare, pay or make any Distribution, except for Permitted Distributions;

     h. Corporate and Other Changes. (i) Assign, sell, lease as a lessor or otherwise transfer or dispose of all or substantially all of its assets, other than pursuant to a Permitted Disposition, (ii) dissolve or participate in any merger, consolidation or other absorption (other than (A) any such dissolution, merger, consolidation or other absorption of any Domestic Subsidiary or Directly-Owned Foreign Subsidiary that results in all of the assets of such Domestic Subsidiary or Directly-Owned Foreign Subsidiary being transferred to the Borrower or, in the case of a Directly-Owned Foreign Subsidiary, to another Directly-Owned Foreign Subsidiary, (B) any such dissolution, merger, consolidation or other absorption of any Foreign Subsidiary other than a Directly-Owned Foreign Subsidiary that does not have any Material Adverse Effect or (C) pursuant to a Permitted Disposition), (iii) acquire all or substantially all of the assets or stock of any other Person, or assets constituting all or substantially all of a division or product line of any other Person, other than pursuant to a Permitted Acquisition, (iv) do business under or otherwise use any name other than its true name and names listed in Schedule 8h as originally attached to and made a part of this Agreement without first having given prior written notice to each Lending Entity, (v) make any change in its corporate or other business structure or its operation of a precision control business that would have any Material Adverse Effect or (vi) have any Subsidiary that is not a Subsidiary on the date of this Agreement other than a Subsidiary that becomes such as a result of a Permitted Acquisition;

     i. Sale of Receivables. Unless a Foreign Subsidiary, sell or otherwise transfer or dispose of any of its notes receivable, accounts receivable and chattel paper, whether with or without recourse;

     j. Consolidated Capital Expenditures. Make Consolidated Capital Expenditures, other than for any Permitted Acquisition, exceeding in the aggregate for the Borrower and all Subsidiaries the following maximum applicable dollar amount for the fiscal year of the Borrower set forth below:

=====================================================================
                                                         2003 and
FISCAL YEAR                 1999   2000   2001   2002    thereafter
---------------------------------------------------------------------
Maximum Applicable Amount
 ($ millions)               25.0   25.0   27.5   30.0     30.0
=====================================================================

     k. Stock of or Ownership Interest in Subsidiary. Issue any stock of or other ownership interest in any Subsidiary, except (i) to the minimum extent required by any applicable Law to enable any individual to serve as a director of such Subsidiary, (ii) as a Distribution to the shareholders of or holders of other ownership interests in such Subsidiary and (iii) to the Borrower or, unless the issuing Subsidiary is a Domestic Subsidiary or a Directly-Owned Foreign Subsidiary, to another Subsidiary;

     l. Subordinated Indebtedness. Prepay, or modify any indenture, note or other agreement, instrument or other writing relating to, the Subordinated Indebtedness or take, or omit to take, any action that would result in (i) this Agreement failing to qualify as the "Credit Agreement" for purposes of the Indenture, dated as of May 10, 1996, between the Borrower and Fleet National Bank, as such Indenture may be or have been amended, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, or (ii) the obligations under this Agreement or any other Loan Document failing to qualify for the most preferential treatment accorded to senior indebtedness pursuant to any document referred to in clause (xx)(A) of Section 5d of this Agreement; or

     m. Full Disclosure. Provide to any Lending Entity or permit to be provided to any Lending Entity on its behalf pursuant to this Agreement (i) any certificate or other writing that contains any statement of fact that is incorrect or misleading in any material respect or knowingly omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any material respect or (ii) any financial statement that does not fairly present the financial information that it purports to reflect as of the date thereof.

9. INDEBTEDNESS IMMEDIATELY DUE. Upon or at any time or from time to time after the occurrence or existence of any Event of Default other than, with respect to the Borrower, an Event of Default described in clause (v) of Section 1bb of this Agreement, the aggregate outstanding principal amounts of all Loans, all interest payable pursuant to this Agreement and remaining unpaid and all other amounts payable by the Borrower pursuant to this Agreement and remaining unpaid shall, at the sole option of the Required Lenders and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), become immediately due. Upon the occurrence or existence of, with respect to the Borrower, any Event of Default described in such clause (v), such aggregate outstanding principal amounts, all such interest and all such other amounts shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due. Upon such aggregate outstanding principal amounts, all such interest and all such other amounts becoming immediately due, any obligation of the Lenders to make any additional Loan shall terminate.

10. EXPENSES; INDEMNIFICATION.

     a. Loan Document Expenses; Agent Fees. The Borrower shall pay to the Agent on demand made by the Agent (i) each out-of-pocket cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Agent and each documentary stamp or other excise or property tax, assessment, fee and charge) incurred by the Agent in connection with (A) the preparation of, entry into or performance of any Loan Document, whether or not any Loan is made, or (B) any modification of or release, consent or waiver relating to any Loan Document, whether or not such modification, release, consent or waiver becomes effective and (ii) each fee payable to the Agent pursuant to any separate fee letter or other fee arrangement between the Borrower and the Agent.

     b. Collection Expenses. The Borrower shall pay to the Agent on demand made by the Agent each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Agent, whether retained for advice, litigation or any other purpose) incurred by the Agent in endeavoring to
(i) collect any of the outstanding principal amount of any Loan, any interest payable pursuant to this Agreement and remaining unpaid or any other amount payable by the Borrower pursuant to this Agreement and remaining unpaid, (ii) preserve or exercise any right or remedy of any Lending Entity relating to, enforce or realize upon any Collateral, (iii) preserve or exercise any right or remedy of any Lending Entity pursuant to any Loan Document or (iv) defend against any claim, regardless of the basis or outcome thereof, asserted against any Lending Entity as a direct or indirect result of the entry into any Loan Document, except for any claim for any tax imposed by any Governmental Authority upon any income of any Lending Entity or any interest or penalty relating to any such tax.

     c. Expenses Due to Law Changes. The Borrower shall pay to each Lender on demand made by such Lender each amount necessary to compensate such Lender for any liability, cost or expense that is a direct or indirect result of (i) any increase in the amount of capital required or expected to be maintained by such Lender or any bank holding company of such Lender with respect to any Loan or the obligation of such Lender to make any Loan that is due to (A) after the date of this Agreement, the enactment or issuance of or any change in any Law relating to capital adequacy of banks and banking holding companies or (B) the compliance by such Lender or such bank holding company with any request or direction relating to such capital made or issued by any Governmental Authority after the date of this Agreement, (ii) any change in the basis of taxation of repayments of the principal amount of any Loan or the payment of any interest payable pursuant to this Agreement or any other amount payable by the Borrower to such Lender pursuant to this Agreement that is due to, after the date of this Agreement, any such change other than any change in the basis of taxation of the overall net income of such Lender in the jurisdiction in which such Lender has its principal place of business, (iii) any imposition or application of or increase in any reserve or similar requirement applicable to assets or liabilities of, deposits with or credit extended by such Lender, or for the account of such Lender, that increases the cost to such Lender of making, funding or maintaining any Loan and is due to, after the date of this Agreement, the enactment or issuance of or any change in any Law, except for any reserve or similar requirement reflected in the rate of interest charged on any Libor Rate Portion, (iv) any imposition or application of, increase in or deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority that is due to, after the date of this Agreement, the enactment or issuance of or any change in any Law or (v) without limiting any of clauses (i) through (iv) of this sentence, after the date of this Agreement, any enactment or issuance of or any change in any Law that directly or indirectly
(A) results in any increase in the cost to such Lender of making, funding or maintaining any Loan or (B) reduces that amount of, requires such Lender to forego or, except for any tax on the overall net income of such Lender in the jurisdiction in which such Lender has its principal place of business, make any payment with respect to any repayment by the Borrower of any of the principal amount of any Loan or the payment by the Borrower of any interest payable pursuant to this Agreement or any other amount payable by the Borrower to such Lender pursuant to this Agreement except to the extent that such liability, cost or expense results from the gross negligence or wilful misconduct of such Lender. Each Lender shall allocate the amounts described in this Section 10c among its customers in good faith and on an equitable basis. The determination by such Lender of the amount necessary to compensate such Lender for any such liability, cost or expense shall be presumptively correct, provided that such Lender provides the Borrower a statement setting forth the calculation thereof.

     d. Libor Expenses. The Borrower shall pay to each Lender upon demand made by such Lender each amount necessary to compensate such Lender for any liability, cost or expense that is a direct or indirect result of, whether by reason of any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by such Lender, by reason of the fixing of the rate of interest payable on any Libor Rate Portion or otherwise, (i) any attempt by the Borrower to revoke any Libor Rate Election or repay in full or part any Libor Rate Portion during any Libor Rate Period for such Libor Rate Portion, (ii) any failure by the Borrower to fulfill by the date that any Loan the request for which is combined with a Libor Rate Election is to be made by such Lender any condition upon which the making of such Loan is conditioned or
(iii) the maturity, whether by acceleration or otherwise, of the aggregate outstanding principal amount of all Loans. The determination by such Lender of the amount necessary to compensate such Lender for any such liability, cost or expense shall be presumptively correct, provided that such Lender provides the Borrower a statement setting forth the calculation thereof.

     e. Environmental Indemnification. The Borrower shall indemnify each Lending Entity and each officer, employee, accountant, attorney and other agent of such Lending Entity on demand made by such Lending Entity against each liability, cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to such Lending Entity or such officer, employee, accountant, attorney or other agent, whether retained for advice, litigation or any other purpose, and all costs of any investigation, monitoring, removal, remediation or restoration) imposed on, incurred by or asserted against such Lending Entity or such officer, employee, accountant, attorney or other agent as a direct or indirect result of (i) any Release or threatened Release of any Hazardous Material at, in, on or under any property now or previously owned, leased as a lessee or used by the Borrower or any Subsidiary, (ii) any active or abandoned underground storage tank at, in, on or under any such property, (iii) any polychlorinated biphenyl or friable asbestos at, in, on or under any such property, (iv) the existence of any condition at, in, on or under any such property that gives or might give rise to any liability pursuant to any Environmental Law or (v) the Borrower or any Subsidiary transporting or arranging for the transportation of any Hazardous Material to or from any property except to the extent that such liability, cost or expense results from the gross negligence or wilful misconduct of such Lender.

     f. Reasonable Efforts to Mitigate. Each Lender agrees that as promptly as practicable after it becomes aware of any circumstances that would prevent it from making available, or require it to convert, any Libor Rate Portion of any Loan pursuant to Sections 2g or 4g of this Agreement or that would entitle it to be paid additional moneys pursuant to Sections 2j, 4h or 10c of this Agreement, such Lender shall give notice thereof to the Borrower, with a copy to the Agent and, to the extent so requested by the Borrower and not inconsistent with regulatory policies applicable to such Lender, such Lender shall use reasonable efforts and take such actions as are reasonably appropriate (including the changing of its lending office or branch) if as a result thereof the circumstances which would otherwise so prevent or require a conversion of such Loan pursuant would cease to exist or the additional moneys which would otherwise be so required to be paid to such Lender would be reduced (other than for de minimis amounts), in each case if, as determined by such Lender in its sole discretion, the taking of such actions would not adversely affect such Loan.

     g. Replacement of Lenders. If any Lender (an "Affected Lender") (i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) additional moneys pursuant to Sections 2j, 4h or 10c of this Agreement, or (ii) is unable to make or maintain any Libor Rate Portion of any Loan pursuant to Sections 2g or 4g of this Agreement as a result of any circumstances described therein, the Borrower may, within 90 days of receipt of such demand, by notice (a "Replacement Notice") in writing to the Agent and such Affected Lender (A) request the Affected Lender to cooperate with the Borrower in obtaining a replacement lender satisfactory to the Agent and the Borrower (the "Replacement Lender"), (B) request the Lenders other than such Affected Lender (the "Non-Affected Lenders") to acquire and assume all of such Affected Lender's Loans and obligations pursuant to this Agreement and each other Loan Document, provided, however, that no Lender shall be under any obligations to do so or (C) designate a Replacement Lender which is eligible under Section 13d of this Agreement and is reasonably satisfactory to the Agent other than when an Event of Default has occurred and is continuing and absolutely satisfactory to the Agent when an Event of Default has occurred and is continuing. If any satisfactory Replacement Lender shall be so obtained, or any of the Non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and obligations pursuant to this Agreement and each other Loan Document, then such Affected Lender shall assign, in accordance with Section 13d of this Agreement, all of its Loans and rights and obligations under this Agreement and each other Loan Document to such Replacement Lender or Non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other obligations pursuant to this Agreement and each other Loan Document then due and payable to such Affected Lender; provided, however, that (I) such assignment shall be in accordance with the provisions of Section 13d, shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender or Non-Affected Lenders,as the case may be, and (II) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under this Agreement and each other Loan Document.

11. NOTICES. Each notice and other communication by any Lending Entity to the Borrower or any other Lending Entity or by the Borrower to any Lending Entity relating to this Agreement shall be (i) in writing, (ii) delivered in person or sent by mail, established overnight courier service or facsimile and (iii) directed as follows or as may at any time and from time to time be specified in any notice so sent by the recipient:

         Moog Inc.                                     Fax: 716-687-4457
         Jamison Road and Seneca Street
         East Aurora, New York  14052-0018
         Attention:  William P. Burke, Treasurer


         HSBC Securities, Inc.                         Fax:     212-658-4407
         140 Broadway - 5th Floor
         New York, New York 10005
         Attention:  Loan Syndications

         Marine Midland Bank                           Fax:     716-855-0384
         One Marine Midland Center
         Buffalo, New York  14203
         Attention:  Regional Commercial
                     Banking Department

         Manufacturers and Traders                     Fax:     716-848-7318
           Trust Company
         One Fountain Plaza
         Buffalo, New York  14203
         Attention:  Western New York Commercial
                     Banking Department

         Fleet National Bank                           Fax:     716-847-4491
         10 Fountain Plaza
         Buffalo, New York  14202
         Attention:  Thomas L. Giles,
                     Vice President

         Bank of Tokyo-Mitsubishi Trust Company        Fax:     212-782-4979
         1251 Avenue of the Americas
         New York, New York  10020
         Attention:  Joseph P. Devoe,
                     Vice President

         KeyBank National Association                  Fax:     216-689-4981
         127 Public Square
         Mailcode:  OH-01-27-0606
         Cleveland, Ohio 44114
         Attention:  Francis W. Lutz,
                     Portfolio Manager

         Landesgirokasse oeffentliche Bank
           und Landessparkasse                         Fax:     49-711-124-7808
         Kronenstr. 20
         70173 Stuttgart, Germany
         Attention:  Hartmut Armingeon
                     Joachim Erdle

         National Bank of Canada                       Fax:     716-852-6832
         Suite 2540 - Main Place Tower
         350 Main Street
         Buffalo, New York  14202
         Attention:  Robert G. Uhrig, Vice President

         The Chase Manhattan Bank                      Fax:     716-843-4939
         2300 Main Place Tower
         Buffalo, New York  14202
         Attention:  Michael E. Wolfram, Vice
                     President

Each such notice, demand and other communication shall be deemed to have been given (i) if delivered in person, when delivered, (ii) if sent by mail, two days after when deposited in the mail, certified postage prepaid, return receipt requested, or two days after when delivered to any post office for sending by registered mail, return receipt requested, directed as described in this Section 11, (iii) if sent by established overnight courier service, one day after delivered to any office of such service directed as described in this Section 11 or (iv) if sent by facsimile, upon transmission directed as described in this
Section 11.

12. AGENT; RELATIONS AMONG LENDING ENTITIES.

     a. Authorization. Each Lender authorizes the Agent to (i) act on behalf of such Lender in connection with the administration and collection of all Loans, in connection with the holding of and realization upon all Collateral and pursuant to and otherwise in connection with each Loan Document and (ii) in so acting, take each action and exercise each right and remedy that is expressly delegated to or expressly required to be taken or exercised by the Agent pursuant to any Loan Document, together with each other action, right and remedy that is reasonably incidental thereto.

     b. Acting at Direction of Required Lenders. At the direction of the Required Lenders, the Agent shall make any request referred to in clause (vii) of Section 7h of this Agreement or Section 7k or 7t of this Agreement that it is so directed to make.

     c. Non-Relationship. In acting on behalf of any Lender in connection with the administration or collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document, the Agent shall not be deemed to be acting in (i) any partnership or fiduciary relationship with respect to such Lender or (ii) any agency, partnership or fiduciary relationship with respect to the Borrower or any Subsidiary.

     d. Rights of Agent. The Agent (i) shall have the right to make any loan, advance or other extension of credit to the Borrower or any Subsidiary, to accept any deposit from the Borrower or any Subsidiary and generally to engage in any kind of banking, trust or other business with the Borrower or any Subsidiary, and to accept fees and other consideration from the Borrower or any Subsidiary in connection therewith, as though the Agent were not the Agent, (ii) shall have the right to treat any payment received by the Agent from the Borrower prior to the aggregate outstanding principal amounts of all Loans becoming due pursuant to Section 9 of this Agreement as having been received in connection with any such loan, advance or other extension of credit unless such payment is designated by the Borrower as made in connection with Loans, (iii) shall have and may exercise each right and remedy with respect to Loans made by the Agent as a Lender as though the Agent were not the Agent and (iv) shall have the right to accept fees and other consideration from the Borrower or any Subsidiary in connection with its role as the Agent without having to account therefor to any Lender.

     e. Limitations on Obligations and Liability. The Agent (i) shall not have any obligation to take any action, or to exercise any right or remedy, that is not expressly delegated to or expressly required to be taken or exercised by the Agent pursuant to any Loan Document and (ii) shall not be liable to any Lender or any other Person for omitting to take any action, or to exercise any right or remedy, that is not so expressly delegated or so expressly required to be taken or exercised. Without limiting the generality of the preceding sentence, the Agent shall not have any obligation to do and shall not be liable to any Lender or any other Person for failing to do any of the following things, except as expressly required by this Section 12: (i) provide to any Lender any information relating to the Borrower, any Subsidiary or the business, operations, assets, affairs or condition (financial or other) of the Borrower or any Subsidiary,
(ii) request any information relating to the Borrower, any Subsidiary or the business, operations, assets, affairs or condition (financial and other) of the Borrower or any Subsidiary, (iii) inspect any of the premises and records of the Borrower or any Subsidiary, (iv) discuss the business, operations, assets, affairs or condition of the Borrower or any Subsidiary with any officer or accountant of the Borrower or any Subsidiary, (v) investigate whether any Event of Default or Default has occurred or existed, (vi) account to any Lender for any money or other asset received by the Agent in connection with any lending, deposit, fiduciary or other relationship now or hereafter existing between the Agent and the Borrower or any Subsidiary, except insofar as required pursuant to any Loan Document, or (vii) disclose to any Lender or other Person any information relating to the Borrower, any Subsidiary or the business, operations, assets, affairs or condition (financial or other) of the Borrower or any Subsidiary if such disclosure would violate any Law or give rise to any claim against the Agent by the Borrower or any Subsidiary or other Person. The Agent shall not be liable to (i) the Borrower or any Subsidiary or other Person on account of any failure of any Lender that is not the Agent to perform or any delay by any Lender that is not the Agent in performing any obligation of such Lender pursuant to any Loan Document, (ii) any Lender or other Person on account of (A) any failure of the Borrower or any Subsidiary to perform or any delay by the Borrower or any Subsidiary in performing any of its obligations pursuant to any Loan Document, (B) the inaccuracy or incompleteness of any certificate, financial statement or other writing, or any information, heretofore or hereafter provided to any Lender, whether through the Agent or otherwise, by or on behalf of the Borrower in connection with the administration of collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document or (C) the inaccuracy or incompleteness of any representation or warranty heretofore or hereafter made to any Lender by or on behalf of the Borrower in connection with the administration or collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document or (iii) any Lender or other Person for (A) the performance by the Borrower or any Subsidiary of any Loan Document, (B) the existence, validity, enforceability, sufficiency or value of or any title to any Collateral, (C) the legality, validity, binding effect, enforceability, sufficiency or effectiveness of any Loan Document or (D) the collectability of any amount owing by the Borrower or any Subsidiary pursuant to any Loan Document.

     f. Instructions and Advice. If the Agent requests any instruction or advice from any Lender, the Required Lenders or all Lenders with respect to the taking of or omission to take any action in connection with the administration or collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document, the Agent (i) shall be entitled to refrain from taking or omitting to take such action until the Agent receives such instruction or advice and (ii) shall not be liable to any Lender or other Person for so refraining.

     g. Failure to Act. The Agent shall be fully justified in omitting to take any action (including, but not limited to, commencing any action or other legal proceeding) in connection with the administration or collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document, and shall not be liable to any Lender or other Person for omitting to take such action, if (i) in the opinion of the Agent based upon a written opinion received by the Agent from any attorney, whether or not selected or retained by the Agent, such action would violate any Law or any provision of any Loan Document, (ii) the Agent requests any instruction or advice from any Lender, the Required Lenders or all Lenders with respect to the taking of such action and has not received such instruction or advice or (iii) the Agent is not, upon its request, indemnified to its satisfaction by all Lenders against each liability, cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Agent) imposed on, incurred by or asserted against it as a direct or indirect result of the taking of such action.

     h. Reliance. The Agent shall be fully justified in relying on and shall not be liable to any Lender or other Person for relying in good faith on (i) any oral (including, but not limited to, telephonic), written or other (including, but not limited to, facsimile) notice, request, certificate or other communication that the Agent believes to be genuine and correct and to have been given by the Person or Persons by whom or which it purports to have been given and (ii) any advice or opinion received by the Agent from any professional advisor (including, but not limited to, any attorney, accountant, or other expert), whether or not selected or retained by the Agent.

     i. Defaults. The Agent shall not be deemed to have knowledge of the occurrence or existence of any Event of Default or Default other than (i) an Event of Default described in clause (i) of Section 1bb of this Agreement or an Event of Default with respect to any obligation owing by the Borrower pursuant to clause (i), (ii), (iii), (iv) or (vi) of Section 7h of this Agreement or (ii) an Event of Default or Default identified as such in a certificate described in clause (iv) of Section 7h of this Agreement. Subject to any other provision of this Section 12 (including, but not limited to, Section 12f of this Agreement), the Agent shall take such action with respect to any Event of Default or Default as is directed by the Required Lenders; provided, however, that until the Agent receives any such direction, it may, but shall not be obligated to, take or omit to take such action with respect to such Event of Default or Default as it deems to be in the best interests of the Lenders, except pursuant to Section 9 of this Agreement.

     j. Provision of Information. Subject to any other provision of this Section 12, the Agent shall (i) promptly forward to each Lender a copy of any certificate or other writing that is required to be provided to the Agent by the Borrower or any officer of the Borrower pursuant to this Agreement and that is so provided (including, but not limited to, any certificate from any officer of the Borrower referred to in Section 12i of this Agreement) and (ii) promptly notify each Lender of any Event of Default described in clause (i) of Section 1bb of this Agreement.

     k. Non-Reliance. Each Lender represents and warrants to the Agent and each other Lender that it has (i) independently made its own investigation into an appraisal of the business, operations, assets, affairs and conditions (financial or other) of the Borrower and each Subsidiary, (ii) independently made its own analysis and judgment as to the creditworthiness of the Borrower, (iii) independently made its own decision concerning whether to enter into this Agreement and (iv) not relied upon any representation or warranty made, any action taken or omitted to be taken, or any information provided, by the Agent or any other Lender in doing any of the things described in clauses (i) through
(iii) of this sentence and shall not rely upon any representation or warranty made, any action taken or omitted to be taken, or any information provided, by the Agent or any other Lender in doing any of such things.

     l. Exculpation. Neither the Agent nor any officer, employee, accountant, attorney or other agent of the Agent shall be liable for any action taken or omitted to be taken by it, him or her in connection with the holding or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document unless such action directly results from its, his or her gross negligence or willful misconduct.

     m. Expenses. Each Lender shall pay to the Agent on demand made by the Agent each reasonable cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Agent) incurred by the Agent in connection with the Agent's acting on behalf of any Lender in connection with the administration or collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document to the extent that the Agent is not reimbursed for such cost or expense by the Borrower; provided, however, that such Lender's liability pursuant to this sentence shall be limited to its Commitment Percentage at the time such cost or expense is so incurred.

     n. Indemnification. Each Lender shall indemnify HSBC and the Agent against each liability and each reasonable cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to HSBC or the Agent) imposed on, incurred by or asserted against the Agent as a direct or indirect result of HSBC's or the Agent's (i) acting on behalf of any Lender in connection with the administration or collection of any Loan, in connection with the holding of or realization upon any Collateral or pursuant to or otherwise in connection with any Loan Document or (ii) in so acting, taking or omitting to take any action unless such acting, taking or omitting to take such action results from HSBC's or the Agent's gross negligence or willful misconduct; provided, however, that such Lender's liability pursuant to this sentence shall be limited to its Commitment Percentage at the time such liability, cost or expense is so imposed, incurred or asserted.

     o. Successor. Any Person serving as the Agent may resign from such service at any time, effective upon giving notice of such resignation to the Borrower and each Lender and the appointment of a successor Agent pursuant to this
Section 12o. Upon any such resignation, the Required Lenders may, after consultation among the Lenders and with the Borrower, appoint another Lender as the Agent. If no other Lender is so appointed and accepts such appointment within 30 days after the date of such resignation, then the Person resigning as the Agent may, on behalf of the Lenders, after consultation with the Lenders and the Borrower, appoint as the Agent another Lender or any other commercial banking institution organized under any Law of the United States or any state of the United States and having a combined capital and surplus of at least $500,000,000. In either case, reasonable efforts shall be made to appoint a successor Agent having an office in Buffalo, New York. Upon accepting appointment as the Agent, (i) any Person shall be entitled to receive from its predecessor as the Agent such documents of assignment or other transfer as such Person reasonably requests and shall succeed to all rights and obligations of such predecessor, and (ii) such predecessor shall be discharged from all obligations as the Agent. After any Person resigns as the Agent, the provisions of this Section 12 (including, but not limited to, Sections 12m and 12n of this Agreement) shall inure to its benefit as to all actions taken or omitted to be taken by it while it was the Agent.

     p. Cooperation of Lenders. Each Lender shall (i) promptly notify each other Lending Entity of each Event of Default or Default of which such Lender acquires knowledge, (ii) provide each other Lending Entity with all information and documentation that such other Lending Entity reasonably requests in connection with the performance by such other Lending Entity of any obligation of such other Lending Entity pursuant to any Loan Document and (iii) cooperate with the Agent in connection with all matters relating to the administration or collection of any Loan or to any Loan Document. q.ab Sharing of Amounts. If any Lender shall obtain any amount (whether by voluntary or involuntary payment, by operation of law, by realization upon any Collateral, by exercise of any right of setoff or otherwise) on account of any Loan that results in all amounts received by such Lender on account of Loans exceeding its Commitment Percentage, then such Lender shall purchase or repurchase from the rest of the Lenders such participation interests in the Loans made by them as shall be necessary to result in such ratio being the same as immediately before such receipt of such amount.

     r. Benefit. The provisions of this Section 12 are solely for the benefit of each Lending Entity, and the Borrower shall not be entitled to any benefit because of the existence of, to rely on or to assert any claim or defense against any Lending Entity based upon any such provision. Such provisions may be modified without any consent of or notice to the Borrower; provided, however, that, without the written consent of the Borrower, there may not be any such modification that would (i) modify this sentence or (ii) modify the requirement of Section 12o of this Agreement of notice to the Borrower of any resignation of any Person serving as the Agent from such service.

     s. Tax Withholding Clause. Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or any successor applicable form, as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments under this Agreement and each other Loan Document, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender that so delivers a Form 1001 or 4224 or any successor applicable form, as the case may be, pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Agent two further copies of Form 1001 or 4224 or such successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, certifying in the case of a Form 1001 or 4224 or such successor applicable form that such Non-U.S. Lender is entitled to receive payments under this Agreement and each other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. The Borrower shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States Federal withholding tax pursuant to Sections 2j, 4h or 10c of this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Lender as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Lender designated such New Lending Office with respect to the Loans (provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Lender through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation) or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 12s.

13. MISCELLANEOUS.

     a. Term; Survival. The term of this Agreement shall be the period beginning on the date of this Agreement and ending on the later of (i) the Maturity Date or (ii) the date the principal amount of each Loan, all interest payable pursuant to this Agreement and all other amounts payable by the Borrower pursuant to this Agreement have been fully and indefeasibly repaid, paid or otherwise discharged. The obligation of the Borrower to pay liabilities, costs and expenses described in Section 10 of this Agreement shall survive beyond the term of this Agreement.

     b. Survival; Reliance. Each representation, warranty, covenant and agreement of the Borrower contained in this Agreement shall survive the making of each Loan and the execution and delivery to the Lenders and the Agent of all Loan Documents and shall continue in full force and effect during the term of this Agreement except to the extent modified in accordance with the provisions of this Agreement. Each such representation, warranty, covenant and agreement shall be presumed to have been relied upon by each Lending Entity regardless of any investigation made or not made, or any information possessed or not possessed, by such Lending Entity.

     c. Right of Setoff. Upon and at any time and from time to time after any occurrence or existence of any Event of Default, (i) each Lender shall have the right, at the sole option of such Lender and without any notice or demand of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), to place an administrative hold on, and set off against the aggregate outstanding principal amounts of all Loans made by such Lender, all interest payable pursuant to this Agreement and remaining unpaid and all other amounts payable by the Borrower to such Lender pursuant to this Agreement and remaining unpaid, each indebtedness and other obligation of such Lender in any capacity to, in any capacity and whether alone or otherwise, the Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or otherwise, except pursuant to any payroll or employee benefits account, and (ii) each holder of any participation in any unpaid indebtedness of the Borrower to such Lender pursuant to this Agreement shall have the right, at the sole option of such holder and without any notice or demand of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), to place an administrative hold on, and set off against such unpaid indebtedness, to the extent of such holder's participation in such unpaid indebtedness, each indebtedness and other obligation of such holder in any capacity to, in any capacity and whether alone or otherwise, the Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or otherwise, except pursuant to any payroll or employee benefits account. Such setoff shall become effective at the time such Lender or such holder opts therefor even though evidence thereof is not entered on the records of such Lender or such holder until later.

     d. Assignment or Grant of Participation. No Lender shall assign or otherwise transfer or grant any participation in this Agreement or any Other Loan Document, any indebtedness or other obligation of the Borrower pursuant to this Agreement or any Other Loan Document or any right or remedy of such Lender pursuant to this Agreement or any Other Loan Document unless (i) the amount of the indebtedness that is the subject of such assignment or other transfer or grant of participation is at least the lesser of (A) $5,000,000 or (B) the sum of (I) the product of such Lender's Commitment Percentage multiplied by the Revolving Loan Maximum Aggregate Principal Amount plus (II) the outstanding principal amount of the Term Loans made by such Lender, (ii) except with respect to any such assignment or other transfer or grant of participation to any affiliate of such Lender or another Lending Entity, such Lender obtains with respect thereto the prior written consent, which shall not be unreasonably withheld, of (A) the Agent and (B) provided that there has not have occurred any Event of Default or Default that is uncured, the Borrower, and any such assignment or other transfer or grant of participation without any such required prior written consent shall, unless such prior written consent is unreasonably withheld, be void and (iii) such Lender and such assignee, transferee or participant, promptly upon the request of the Agent, executes and delivers each writing, and takes each other action, that the Agent shall deem necessary or desirable at the sole option of the Agent in connection with such assignment, transfer or participation; provided, however, that any Lender may at any time pledge or assign a security interest in all or any portion of its rights pursuant to this Agreement or any Other Loan Document to secure obligations to a Federal Reserve Bank, and this Section 13d shall not apply to any such pledge or assignment of a security interest; and provided further, however, that no such pledge or assignment of a security interest shall release such Lender from any of its obligations pursuant to this Agreement or any Other Loan Document or substitute any such pledgee or assignee for such Lender as a party to this Agreement or any Other Loan Document. The Borrower shall not assign or otherwise transfer any right or indebtedness or other obligation of the Borrower pursuant to this Agreement or any Other Loan Document without the prior written consent of the Lenders, and any such assignment or other transfer without such prior written consent shall be void. No consent by the Lenders to any such assignment or other transfer shall release the Borrower from any such indebtedness or other obligation.

     e. Binding Effect. This Agreement shall be binding upon the Borrower and each direct or indirect successor and assignee of the Borrower and shall inure to the benefit of and be enforceable by each Lending Entity and each direct or indirect successor and assignee of any Lending Entity.

     f. Entire Agreement, Modifications and Waivers. This Agreement contains the entire agreement among the Lenders, Marine as agent for the Lenders and the Borrower with respect to the subject matter of this Agreement and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by or on behalf of any Lender or Marine as agent for the Lenders with respect thereto. No action heretofore or hereafter taken or not taken, no course of conduct heretofore or hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by or on behalf of any Lending Entity shall modify or terminate this Agreement, impair or otherwise adversely affect any indebtedness or other obligation of the Borrower pursuant to this Agreement or any right or remedy of any Lending Entity pursuant to this Agreement or arising as a result of this Agreement or operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in a writing specifically referring to such modification or waiver and duly executed by (i) each Lending Entity if such modification or waiver would (A) change or have the effect of changing this clause (i) or (B) adversely affect any right, remedy or obligation of HSBC or the Agent with respect to the Lenders, whether pursuant to Section 12 of this Agreement or otherwise, (ii) each Lender if such modification or waiver would (A) modify this clause (ii), (B) release any asset from any security interest, mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document, (C) reduce (I) the rate of interest payable on the outstanding principal amount of any Loan or (II) any fee payable pursuant to any Lender pursuant to this Agreement, (D) extend the due date, or change the amount, of any repayment or payment required to be made to any Lender pursuant to this Agreement or (E) reduce, or have the effect of reducing, the number of Lenders or percentage of the total outstanding principal amounts of all Loans required for any action to be taken pursuant to this Agreement, (iii) the Required Lenders and each Lender directly affected thereby if such modification or waiver would (A) increase the "Commitment Amount" shown opposite the name of such affected Lender in Exhibit A attached to and made a part of this Agreement or (B) decrease such "Commitment Amount" on other than a pro rata basis or (iv) the Required Lenders in any other case.

     g. Rights and Remedies Cumulative. All rights and remedies of any Lending Entity pursuant to this Agreement or arising as a result of this Agreement shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

     h. Requests. Each request of any Lending Entity pursuant to this Agreement may be made (i) at any time and from time to time, (ii) at the sole option of such Lending Entity, whether acting alone or upon the request of the Required Lenders, and (iii) whether or not any Event of Default or Default has occurred or existed.

     i. Extent of Consents and Waivers. Each consent and waiver of any Lending Entity or the Borrower contained in this Agreement shall be deemed to have been given to the extent permitted by applicable law.

     j. Directly or Indirectly. Any provision of this Agreement that prohibits or has the effect of prohibiting the Borrower or any Subsidiary from taking any action shall be construed to prohibit it from taking such action directly or indirectly.

     k. Accounting Terms and Computations. Each accounting term used in this Agreement shall be construed as of any time in accordance with generally accepted accounting principles as in effect at such time. Each accounting computation that this Agreement requires to be made as of any time shall be made in accordance with such principles as in effect at such time, except where such principles are incompatible with any requirement of this Agreement.

     l. Reference to Law. Any reference in this Agreement to any Law shall be deemed to be as of any time a reference to such Law as in effect at such time or, if such Law is not in effect at such time, a reference to any similar Law in effect at such time.

     m. Reference to Governmental Authority. Any reference in this Agreement to any Governmental Authority shall be deemed to be as of any time after such Governmental Authority ceases to exist a reference to the successor of such Governmental Authority at such time.

     n. Classified Programs. Notwithstanding any other provision of this Agreement, no provision of this Agreement shall operate to require the disclosure of any information relating to any classified program involving the United States Department of Defense in contravention of any restriction described in clause (vii) of Section 7h of this Agreement or to require any party to any contract relating to any such classified program to be performed by the Borrower or any Subsidiary to accept performance by any other Person without any prior consent required under such classified program.

     o. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid. p.ab Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York and the federal law of the United States without regard to the law of any other jurisdiction.

     q. Headings. In this Agreement, headings of sections are for convenience of reference only and have no substantive effect.

     r.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts and signature pages, but all of such counterparts shall together constitute a single agreement.

14. CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.

     a. JURISDICTIONAL CONSENTS AND WAIVERS . THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY ANY LENDING ENTITY ARISING OUT OF OR OTHERWISE RELATING TO ANY LOAN, ANY LOAN DOCUMENT OR ANY COLLATERAL, TO THE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING AND (iv) WAIVES IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING EACH RIGHT TO ASSERT ANY NON-MANDATORY COUNTERCLAIM OR ANY SETOFF WHICH MAY BE ASSERTED AS A SEPARATE CLAIM IN A SEPARATE ACTION IF NOT SO SETOFF.

     b. WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES . EACH OF THE LENDERS, MARINE AS AGENT FOR THE LENDERS AND THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) OTHER THAN ACTUAL AND CONSEQUENTIAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (i) ANY LOAN, ANY LOAN DOCUMENT OR ANY COLLATERAL,
(ii) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO ANY LOAN, ANY LOAN DOCUMENT OR ANY COLLATERAL OR (iii) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF ANY LOAN DOCUMENT OR ANY COLLATERAL.

     The Lenders, HSBC as arranger for the Lenders, Marine as agent for the Lenders and the Borrower have caused this Agreement to be duly executed as of the date shown at the beginning of this Agreement.



                               MARINE MIDLAND BANK


                               By /S/
                                  -------------------------------
                                                            Title


                               MANUFACTURERS AND TRADERS TRUST COMPANY


                               By /S/
                                  -------------------------------
                                                            Title


                               FLEET NATIONAL BANK


                               By /S/
                                  -------------------------------
                                                            Title



                               BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                               By /S/
                                  -------------------------------
                                                            Title


                               KEYBANK NATIONAL ASSOCIATION


                               By /S/
                                  -------------------------------
                                                            Title


                               LANDESGIROKASSE OEFFENTLICHE BANK UND
                               LANDESSPARKASSE


                               By /S/
                                  -------------------------------
                                                            Title


                               NATIONAL BANK OF CANADA


                               By /S/
                                  -------------------------------
                                                            Title


                               By /S/
                                  -------------------------------
                                                            Title


                               THE CHASE MANHATTAN BANK


                               By /S/
                                  -------------------------------
                                                            Title



                               HSBC SECURITIES, INC., AS ARRANGER


                               By /S/
                                  -------------------------------
                                                            Title


                               MARINE MIDLAND BANK, AS AGENT


                               By /S/
                                  -------------------------------
                                                            Title




                               MOOG INC.


                               By /S/
                                  -------------------------------
                                       Robert R. Banta
                                       Executive Vice President

                                 ACKNOWLEDGMENTS


Marine Midland Bank:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



Manufacturers and Traders Trust Company:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



Fleet National Bank:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



Bank of Tokyo-Mitsubishi Trust Company:


STATE OF NEW YORK  )
                   : SS.
COUNTY OF NEW YORK )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



KeyBank National Association:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



Landesgirokasse:

                             [Intentionally Omitted]


National Bank of Canada:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



National Bank of Canada:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



The Chase Manhattan Bank:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



HSBC Securities, Inc., as Arranger:


STATE OF NEW YORK )
                  : SS.
COUNTY OF NEW YORK)


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public


Marine Midland Bank, as Agent:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public


Moog Inc.:


STATE OF NEW YORK )
                  : SS.
COUNTY OF ERIE    )


     On the _____ day of November, in the year 1998, before me, the undersigned, a notary public in and for said state, personally appeared Robert R. Banta, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                             ___________________________________
                                                         Notary Public



                                 EXHIBIT A

========================================================================
           Lender                                      Commitment Amount
------------------------------------------------------------------------
Marine Midland Bank                                      $75,000,000
------------------------------------------------------------------------
Manufacturers and Traders Trust Company                  $75,000,000
------------------------------------------------------------------------
Fleet National Bank                                      $50,000,000
------------------------------------------------------------------------
KeyBank National Association                             $40,000,000
------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company                   $25,000,000
------------------------------------------------------------------------
Landesgirokasse oeffentliche Bank und Landessparkasse    $25,000,000
------------------------------------------------------------------------
National Bank of Canada                                  $25,000,000
------------------------------------------------------------------------
The Chase Manhattan Bank                                 $25,000,000
========================================================================